EXHIBIT E

FINAL BUDGET OUTCOME 2008-09

Dated 29 September 2009

FINAL BUDGET OUTCOME

2008-09

CIRCULATED BY
THE HONOURABLE WAYNE SWAN MP
TREASURER OF THE COMMONWEALTH OF AUSTRALIA AND
THE HONOURABLE LINDSAY TANNER MP
MINISTER FOR FINANCE AND DEREGULATION
FOR THE INFORMATION OF HONOURABLE MEMBERS

SEPTEMBER 2009

© Commonwealth of Australia 2009

ISBN 978-0-642-74548-4

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Foreword

The Final Budget Outcome 2008-09 has been prepared in a manner consistent with the Charter of Budget Honesty Act 1998 (the Charter). The Charter requires that, inter alia, the Government provide a final budget outcome report no later than three months after the end of the financial year. Consistent with these requirements, this report encompasses Australian Government general government sector fiscal outcomes for the 2008-09 financial year and is based on external reporting standards.

•
Part 1 provides the general government sector budget aggregates for 2008-09 together with an analysis of the 2008-09 final budget outcome. This includes summary analysis of revenue, expenses, net capital investment, cash flows and the balance sheet (net debt, net financial worth and net worth).

•
Part 2 presents the Australian Government financial statements for 2008-09 with the Australian Bureau of Statistics (ABS) Government Finance Statistics (GFS) as the basis for accounting policy, except for where the Government has decided to depart because Australian Accounting Standards provide a better conceptual treatment for presenting information of relevance to users of public sector financial reports. This data covers the general government sector as well as the Australian Government public corporations sectors.

•	Part 3 provides details for 2008-09 on Australia’s Federal Relations, updated from that contained in the 2009-10 Budget Paper No. 3, Australia’s Federal Relations.

•	Appendix A contains expenses data on a functional and sub-functional basis. Historical fiscal data are presented in Appendix B.

Contents

Foreword	iii

Part 1: Australian Government Budget Outcome	1
Overview	1
Revenue	2
Expenses	5
Net capital investment	6
Cash flows	7
Net debt, net financial worth and net worth	10

Part 2: Australian Government Financial Statements	13
Australian Government financial statements	14
Notes to the general government sector financial statements	28
Financial reporting standards and budget concepts	43
Australian Loan Council Allocation	57

Part 3: Australia’s Federal Relations	59
Overview of payments to the States	59
Payments for specific purposes	60
General revenue assistance	64
Attachment A: Payments to the States	70

Appendix A: Expenses by Function and Sub-function	87

Appendix B: Historical Fiscal Data	91
Data sources	91
Comparability of data across years	91
Revisions to previously published data	92
Revisions at the 2009-10 Budget	93

v

List of tables

Part 1

Table 1: Australian Government general government sector budget aggregates	1

Table 2: Australian Government general government sector revenue	4

Table 3: Australian Government general government sector expenses by function	6

Table 4: Australian Government general government sector net capital investment by function	7

Table 5: Australian Government general government sector receipts	9

Table 6: Summary of Australian Government general government sector cash flows	10

Table 7: Australian Government general government sector net financial worth, net worth, net debt and net interest payments	11

Part 2

Table 8: Australian Government general government sector operating statement	14

Table 9: Australian Government general government sector balance sheet	15

Table 10: Australian Government general government sector cash flow statement(a)	16

Table 11: Australian Government public non-financial corporations sector operating statement	18

Table 12: Australian Government public non-financial corporations sector balance sheet	19

Table 13: Australian Government public non-financial corporations sector cash flow statement(a)	20

Table 14: Australian Government total non-financial public sector operating statement	21

Table 15: Australian Government total non-financial public sector balance sheet	22

Table 16: Australian Government total non-financial public sector cash flow statement(a)	23

Table 17: Australian Government public financial corporations sector operating statement	24

Table 18: Australian Government public financial corporations sector balance sheet	25

Table 19: Australian Government public financial corporations sector cash flow statement(a)	26

Table 20: Australian Government general government sector purchase of non-financial assets by function	27

Table 21: Entities within the sectoral classifications	50

Table 22: Major differences between AAS and ABS GFS	56

Table 23: Australian Government Loan Council Allocation	58

Part 3

Table 24: Commonwealth payments to the States, 2008-09	59

Table 25: Payments for specific purposes to the States, 2008-09(a),(b)	62

Table 26: Financial assistance grants to local government, 2008-09	64

Table 27: General revenue assistance, 2008-09	64

Table 28: GST revenue and GST payments to the States, 2008-09	65

Table 29: GST relativities, 2008-09	66

Table 30: Distribution of the GST pool, 2008-09	67

Table 31: GST administration, 2008-09	67

Table 32: Guaranteed minimum amount, GST payments and budget balancing assistance, 2008-09	68

Table 33: Payments for specific purposes to support state health services, 2008-09	72

Table 33: Payments for specific purposes to support state health services, 2008-09 (continued)	73

Table 34: Payments for specific purposes to support state education services, 2008-09	74

Table 34: Payments for specific purposes to support state education services, 2008-09 (continued)	75

Table 35: Payments for specific purposes to support community services, 2008-09	76

Table 36: Payments for specific purposes to support housing services, 2008-09	77

Table 37: Payments for specific purposes to support state infrastructure services, 2008-09	78

Table 38: Payments for specific purposes to support state environmental services, 2008-09	79

Table 39: Contingent payments to the States, 2008-09	80

Table 40: Payments to support other state services, 2008-09	81

Table 41: General revenue assistance payments to the States and Territories, 2008-09	82

Table 42: Other financial flows — estimated advances, repayment of advances and interest payments, 2008-09	83

Table 43: Total payments to the States and Territories by GFS function, 2008-09	85

Appendix A

Table A1: Australian Government general government sector expenses by function and sub-function	88

Appendix B

Table B1: Australian Government general government sector receipts, payments and underlying cash balance	94

Table B2: Australian Government general government sector taxation receipts, non-taxation receipts and total receipts	95

Table B3: Australian Government general government sector net debt and net interest payments	96

Table B4: Australian Government general government sector revenue, expenses, net capital investment and fiscal balance	97

Table B5: Australian Government general government sector net worth and net financial worth	98

Table B6: Australian Government general government sector taxation revenue, non-taxation revenue and total revenue	98

Table B7: Australian Government cash receipts, payments and cash surplus by institutional sector	99

Table B8: Australian Government revenue, expenses and fiscal balance by institutional sector	100

Notes

(a)	The following definitions are used in this paper:

–	‘real’ means adjusted for the effect of inflation;

–	real growth in expenses is measured by the Consumer Price Index (CPI); and

–	one billion is equal to one thousand million.

(b)	Figures in tables and generally in the text have been rounded. Discrepancies in tables between totals and sums of components are due to rounding:

–	estimates under $100,000 are rounded to the nearest thousand;

–	estimates $100,000 and over are generally rounded to the nearest tenth of a million;

–	estimates midway between rounding points are rounded up; and

–	the percentage changes in statistical tables are calculated using unrounded data.

(c)	For the budget balance, a negative sign indicates a deficit while no sign indicates a surplus.

(d)	The following notations are used:

NEC/nec	not elsewhere classified

AEST	Australian Eastern Standard Time

-	not available

..	not zero, but rounded to zero

na	not applicable (unless otherwise specified)

nfp	not for publication

$m	$ million

$b	$ billion

(e)
References to the ‘States’ or ‘each State’ include the Territories. The Australian Capital Territory and the Northern Territory are referred to as ‘the Territories’. The following abbreviations are used for the names of the States, where appropriate:

NSW	New South Wales

VIC/Vic	Victoria

QLD/Qld	Queensland

WA	Western Australia

SA	South Australia

TAS/Tas	Tasmania

ACT	Australian Capital Territory

NT	Northern Territory

x

Part 1: Australian Government Budget Outcome

Overview

In 2008-09, the Australian Government general government sector recorded an underlying cash deficit of $27.1 billion (2.3 per cent of gross domestic product (GDP)). The fiscal balance was in deficit by $29.7 billion (2.5 per cent of GDP).

Table 1: Australian Government general government sector budget aggregates
	2007-08 Outcome	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
Revenue ($b)	303.7	295.9	298.9
Per cent of GDP	26.8	24.7	24.9

Expenses ($b)	280.1	324.4	324.6
Per cent of GDP	24.8	27.1	27.0

Net operating balance ($b)	23.6	-28.5	-25.6
Net capital investment ($b)	2.6	4.3	4.1

Fiscal balance ($b)	21.0	-32.9	-29.7
Per cent of GDP	1.9	-2.7	-2.5

Underlying cash balance ($b)(a)	19.7	-32.1	-27.1
Per cent of GDP	1.7	-2.7	-2.3
Memorandum item:
Headline cash balance ($b)	28.2	-35.9	-31.3
(a)    Excludes Future Fund earnings.

In cash terms, the outcome was $5.0 billion better than estimated at the time of the 2009-10 Budget, with total cash receipts $2.8 billion higher than expected and total cash payments1 $2.2 billion lower than expected.

At the end of 2008-09, the level of Australian Government net debt was -$16.1 billion (1.3 per cent of GDP) which was $11.5 billion better than expected at the time of the 2009-10 Budget. Australian Government general government sector net financial worth was -$73.8 billion at the end of 2008-09. Net worth was $19.7 billion at the end of 2008-09.

1	Payments are equal to payments for operating activities, purchase of non-financial assets and net acquisition of assets under finance leases.

Part 1: Australian Government Budget Outcome

Revenue

Total accrual revenue was $298.9 billion in 2008-09, which is $3.0 billion above the estimate in the 2009-10 Budget. This reflected higher than expected taxation revenue of $2.9 billion and higher non-taxation revenues of $92 million.

Company tax, other individuals income tax and petroleum resource rent tax (PRRT) were the main contributors to the higher than expected taxation revenue outcome, with partial offsets from weaker income tax withholding and GST.

Company taxation revenue was $2.8 billion (4.8 per cent) above the estimate in the 2009-10 Budget. This primarily reflected stronger than expected taxable income from some companies in the mining industry and some financial institutions (where gains on currency swap transactions are likely to have contributed to higher taxable income) and a large one off tax payment made to correct a previous underpayment.

PRRT revenue was $499 million (31.2 per cent) higher than estimated reflecting higher than assumed oil prices and lower than expected tax refund liabilities.

While total individuals and other withholding tax revenue was only $87 million above the 2009-10 Budget estimate, this result incorporated significant offsetting effects. Revenue from other individuals income tax was $1.0 billion (3.4 per cent) higher than estimated but this was almost fully offset by lower income tax withholding of $594 million (0.5 per cent) and higher individuals refunds of $369 million (1.6 per cent).

Higher other individuals income tax reflected stronger than expected collections relating to 2007-08 income year tax assessments (in part owing to stronger than anticipated capital gains outcomes), as well as some significant compliance assessments. Income tax withholding was lower than anticipated because of weaker wage and salary incomes, particularly owing to a reduction in average hours worked. The higher individuals refunds resulted from a greater than expected bring forward in tax return lodgements into 2008-09 (primarily from 2009-10) in response to the introduction of the Tax Bonus Payment.

GST revenue was $504 million (1.2 per cent) lower than estimated in the 2009-10 Budget. This was mainly the result of lower than anticipated revenue from transactions related to previous financial years.

Excise and customs duty taxation revenue was $365 million lower than estimated, largely owing to weakness across a range of import categories and lower than expected petrol excise.

The major upward variations in non-taxation revenue since the 2009-10 Budget estimates include:

Part 1: Australian Government Budget Outcome

•	higher than anticipated dividends of $280 million earned mainly by the Future Fund; and

•	the recovery of $146 million in overpayments of income support benefits.

This was partially offset by lower than expected interest revenue of $193 million from the Future Fund as a result of fluctuations in the funds invested and interest rate movements and earnings.

Part 1: Australian Government Budget Outcome

Table 2: Australian Government general government sector revenue
	2008-09	2008-09	Change on
	Estimate at	Outcome	2009-10
	2009-10		Budget
	Budget
	$m	$m	$m
Individuals and other withholding taxes
Gross income tax withholding	117,680	117,086	-594
Gross other individuals	31,210	32,260	1,050
less: Refunds	23,200	23,569	369
Total individuals and other withholding taxation	125,690	125,777	87
Fringe benefits tax	3,470	3,581	111
Superannuation funds	9,160	9,227	67
Company tax	57,950	60,705	2,755
Petroleum resource rent tax	1,600	2,099	499
Income taxation revenue	197,870	201,389	3,519
Sales taxes
Goods and services tax	43,130	42,626	-504
Wine equalisation tax	700	707	7
Luxury car tax	390	384	-6
Other sales taxes	0	-1	-1
Total sales taxes	44,220	43,716	-504
Excise duty
Petrol	6,610	6,461	-149
Diesel	6,660	6,687	27
Beer	2,010	1,974	-36
Tobacco	5,620	5,654	34
Other excisable products	3,620	3,543	-77
Of which: Other excisable beverages(a)	870	862	-8
Total excise duty revenue	24,520	24,319	-201
Customs duty
Textiles, clothing and footwear	1,140	1,120	-20
Passenger motor vehicles	1,180	1,135	-45
Excise-like goods	2,760	2,775	15
Other imports	1,600	1,517	-83
less: Refunds and drawbacks	240	272	32
Total customs duty revenue	6,440	6,276	-164
Other indirect taxation
Agricultural levies	558	620	63
Other taxes	2,143	2,334	190
Total other indirect taxation revenue	2,701	2,954	253
Indirect taxation revenue	77,881	77,264	-616
Taxation revenue	275,751	278,653	2,903
Sales of goods and services	6,373	6,406	33
Dividends	3,194	3,474	280
Interest received	5,454	5,124	-330
Other non-taxation revenue	5,166	5,275	109
Non-taxation revenue(b)	20,188	20,280	92
Total revenue(b)	295,939	298,933	2,994
Memorandum:
Medicare levy revenue	8,560	8,294	-266
(a)	Other excisable beverages are those not exceeding 10 per cent by volume of alcohol.
(b)	Includes Future Fund earnings.

Part 1: Australian Government Budget Outcome
Expenses

Total accrual expenses were $324.6 billion in 2008-09, $126 million higher than the estimate provided in the 2009-10 Budget. The major upward variations from the 2009-10 Budget estimates for 2008-09 include greater than expected:

•	rental expenses of $302 million including leases by the Department of Defence (Defence);

•	superannuation interest expenses of $283 million associated with adjustments for Defence’s superannuation provisions; and

•	expenses of $254 million in Family Tax Benefits owing to a higher than expected number of recipients.

The upward variations were partly offset by lower than expected expenses across a number of programs, including lower than expected:

•	expenses of $415 million owing to New South Wales and Victoria choosing not to accept the Commonwealth’s offer to cash out the Snowy-Hydro Ltd company tax compensation;

•
expenses of $186 million for remote indigenous housing, owing to implementation plans for the National Partnership Agreement being finalised in May 2009 with milestone payments becoming due in 2009-10;

•	expenses of $171 million by the Department of Environment, Water, Heritage and the Arts primarily owing to lower than projected uptake of infrastructure projects; and

•	expenses of $138 million for the Newstart Allowance, reflecting lower than expected recipient numbers partly offset by higher than estimated average payment rates.

Estimated expenses for 2008-09 in the 2009-10 Budget also included a provision for an underspend in the contingency reserve.

Table 3 provides information on Government Finance Statistics (GFS) general government sector expenses by function.

Part 1: Australian Government Budget Outcome

Table 3: Australian Government general government sector expenses by function
	2008-09	2008-09
	Estimate at	Outcome
	2009-10
	Budget
	$m	$m
General public services
Legislative and executive affairs	819	728
Financial and fiscal affairs	5,946	6,331
Foreign affairs and economic aid	4,972	4,763
General research	2,722	2,237
General services	761	995
Government superannuation benefits	2,689	2,142
Defence	18,745	19,190
Public order and safety	3,687	3,558
Education(a)	21,502	22,601
Health	49,373	49,146
Social security and welfare(a)	124,915	124,581
Housing and community amenities	4,410	5,080
Recreation and culture	2,997	3,107
Fuel and energy	6,280	5,806
Agriculture, forestry and fishing	3,267	2,723
Mining, manufacturing and construction	1,921	1,911
Transport and communication	6,989	6,941
Other economic affairs
Tourism and area promotion	195	192
Total labour and employment affairs	5,463	5,040
Other economic affairs nec	1,380	1,275
Other purposes
Public debt interest	3,938	3,946
Nominal superannuation interest	6,432	6,715
General purpose inter-governmental transactions	45,433	45,248
Natural disaster relief	398	312
Contingency reserve	-793	0
Total expenses	324,443	324,569
(a)	Includes a number of reallocations between functions since 2009-10 Budget.

Net capital investment

Total net capital investment for 2008-09 was $4.1 billion, which is $283 million lower than estimated in the 2009-10 Budget.

Part 1: Australian Government Budget Outcome

Table 4: Australian Government general government sector net capital investment by function
	2008-09	2008-09
	Estimate at	Outcome
	2009-10
	Budget
	$m	$m
General public services	-16	223
Defence	2,759	3,028
Public order and safety	347	109
Education	19	5
Health	389	73
Social security and welfare	79	52
Housing and community amenities	-66	-36
Recreation and culture	183	27
Fuel and energy	14	11
Agriculture, forestry and fishing	583	443
Mining, manufacturing and construction	13	-2
Transport and communications	22	13
Other economic affairs	63	114
Other purposes	-42	4
Total net capital investment	4,347	4,064

Cash flows

The 2008-09 underlying cash deficit was $27.1 billion, $5.0 billion smaller than estimated at the 2009-10 Budget. The smaller than anticipated outcome was the result of higher cash receipts of $2.8 billion and lower cash payments2 of $2.2 billion.

Total cash receipts were $292.6 billion in 2008-09, around $2.8 billion higher than the estimate in the 2009-10 Budget. This reflected higher than estimated taxation receipts of $3.3 billion, partly offset by lower than estimated non-taxation receipts of $434 million.

The higher tax receipts were essentially the result of higher than expected company income tax collections of $3.6 billion, partly offset by lower than expected tax collections from total individuals and other withholding taxes of $549 million.

Tax receipts outcomes for PRRT, GST, excise and the other smaller revenue heads were broadly in line with the estimates in the 2009-10 Budget.

Total taxation receipts were $3.3 billion higher than the estimate in the 2009-10 Budget while total accrual taxation revenue was $2.9 billion higher than the estimate in the 2009-10 Budget. The difference between the cash and accrual results were primarily the result of GST receipts remaining broadly in line with the Budget estimate, compared with a $504 million decrease for its accrual equivalent, as the lower than anticipated

2	Payments are equal to payments for operating activities, purchase of non-financial assets and net acquisition of assets under finance leases.

Part 1: Australian Government Budget Outcome

revenue from transactions related to previous financial years did not affect cash receipts in 2008-09. This effect was partially offset by the accrual revenue increase in other individuals income owing to higher compliance assessments that have not yet had time to translate into cash receipts.

Total cash payments (including finance leases) were $316.0 billion in 2008-09, $2.2 billion lower than estimated at the 2009-10 Budget.3

The difference between the lower than expected cash payments of $2.2 billion and the lower than expected net outcome for expenses and net capital investment of $157 million primarily reflects increases in expenses that did not impact on cash payments.

The key drivers include:

•
grant payments to State and Territory governments of $523 million that were expensed in 2008-09 but paid in 2009-10, including revenue assistance to the states and territories ($126 million), school education ($85 million) and rural assistance ($34 million);

•	payments to local government of $480 million which were paid and expensed in 2008-09, while only the cash payment was included in the 2009-10 Budget;

•	greater than expected superannuation interest expenses of $283 million associated with adjustments for the Defence’s superannuation provisions; and

•	service and interest costs on the University superannuation provision of $213 million.

3	Payments are equal to payments for operating activities, purchase of non-financial assets and net acquisition of assets under finance leases.

Part 1: Australian Government Budget Outcome

Table 5: Australian Government general government sector receipts
	2008-09	2008-09	Change on
	Estimate at	Outcome	2009-10
	2009-10		Budget
	Budget
	$m	$m	$m
Individuals and other withholding taxes
Gross income tax withholding	116,400	115,899	-501
Gross other individuals	29,710	30,030	320
less: Refunds	23,200	23,569	369
Total individuals and other withholding taxation	122,910	122,361	-549
Fringe benefits tax	3,400	3,399	-1
Superannuation funds	9,140	9,217	77
Company tax	56,800	60,391	3,591
Petroleum resource rent tax	2,200	2,184	-16
Income taxation receipts	194,450	197,552	3,102
Sales taxes
Goods and services tax	41,258	41,335	78
Wine equalisation tax	690	693	3
Luxury car tax	390	393	3
Other sales taxes	0	-1	-1
Total sales taxes	42,338	42,420	83
Excise duty
Petrol	6,510	6,481	-29
Diesel	6,660	6,708	48
Beer	2,010	1,980	-30
Tobacco	5,620	5,654	34
Other excisable products	3,610	3,551	-59
Of which: Other excisable beverages (a)	870	864	-6
Total excise duty receipts	24,410	24,373	-37
Customs duty
Textiles, clothing and footwear	1,140	1,116	-24
Passenger motor vehicles	780	790	10
Excise-like goods	2,760	2,775	15
Other imports	1,590	1,516	-74
less: Refunds and drawbacks	380	383	3
Total customs duty receipts	5,890	5,814	-76
Other indirect taxation
Agricultural levies	558	620	63
Other taxes	1,732	1,848	116
Total other indirect taxation receipts	2,290	2,468	178
Indirect taxation receipts	74,927	75,075	148
Taxation receipts	269,377	272,627	3,250
Sales of goods and services	6,356	6,110	-246
Dividends	3,152	3,398	246
Interest received	5,014	5,166	152
Other non-taxation receipts	5,883	5,298	-585
Non-taxation receipts(b)	20,406	19,973	-434
Total receipts(b)	289,784	292,600	2,816
Memorandum:
Medicare levy receipts	8,560	8,294	-266
(a)	Other excisable beverages are those not exceeding 10 per cent by volume of alcohol.
(b)	Includes Future Fund earnings.

Part 1: Australian Government Budget Outcome

Table 6: Summary of Australian Government general government sector cash flows
	2008-09	2008-09
	Estimate at	Outcome
	2009-10
	Budget
	$b	$b
Cash receipts
Operating cash receipts excluding Future Fund earnings	285.6	288.6
Future Fund earnings	3.6	3.6
Total operating receipts	289.2	292.3
Capital cash receipts(a)	0.6	0.3
Total cash receipts	289.8	292.6
Cash payments
Operating cash payments	308.3	306.3
Capital cash payments(b)	9.5	9.2
Total cash payments	317.8	315.5
Finance leases and similar arrangements(c)	0.5	0.6
GFS cash surplus(+)/deficit(-)	-28.5	-23.4
Per cent of GDP	-2.4	-2.0
less Future Fund earnings	3.6	3.6
Underlying cash balance(d)	-32.1	-27.1
Per cent of GDP	-2.7	-2.3
Memorandum items:
Net cash flows from investments in financial
assets for policy purposes	-7.4	-7.9
plus Future Fund earnings	3.6	3.6
Headline cash balance	-35.9	-31.3
(a)	Equivalent to cash receipts from the sale of non-financial assets in the cash flow statement.
(b)	Equivalent to cash payments for purchases of new and second-hand non-financial assets in the cash flow statement.
(c)	The acquisition of assets under finance leases decreases the underlying cash balance. The disposal of assets previously held under finance leases increases the underlying cash balance.
(d)	Excludes Future Fund earnings.

Net debt, net financial worth and net worth

At the end of 2008-09, the level of Australian Government net debt was -$16.1 billion (1.3 per cent of GDP) which was $11.5 billion better than expected at the time of the 2009-10 Budget. This reflects the larger than expected value of investments held by the Government and the better than anticipated underlying cash outcome resulting in lower than expected issuance of government securities.

Net financial worth decreased from -$17.8 billion in 2007-08 to -$73.8 billion at the end of 2008-09. This decrease was $8.5 billion less than estimated at the 2009-10 Budget. The change since the Budget largely reflects an increase in the value of the Government’s investments, including in the Reserve Bank of Australia, which was partially offset by an increase in the superannuation liability owing to a difference in the estimated and actual discount rate at 30 June.

Part 1: Australian Government Budget Outcome

Net worth decreased from $71.2 billion in 2007-08 to $19.7 billion at the end of 2008-09. This decrease was $9.0 billion less than estimated at the 2009-10 Budget. In addition to the changes in net financial worth since Budget outlined above, the change in net worth since Budget also reflects the higher than expected value of the Government’s land and buildings.

Table 7: Australian Government general government sector net financial worth, net worth, net debt and net interest payments
	2008-09	2008-09
	Estimate at	Outcome
	2009-10
	Budget
	$b	$b
Financial assets	200.6	214.6
Non-financial assets	93.1	93.5
Total assets	293.7	308.2
Total liabilities	283.0	288.4
Net worth	10.8	19.7
Net financial worth(a)	-82.3	-73.8
Per cent of GDP	-6.9	-6.1
Net debt(b)	-4.7	-16.1
Per cent of GDP	-0.4	-1.3
Net interest payments	-0.9	-1.2
Per cent of GDP	-0.1	-0.1
(a)	Net financial worth equals total financial assets minus total liabilities. That is, it excludes non-financial assets.
(b)	Net debt equals the sum of deposits held, advances received, government securities, loans and other borrowing, minus the sum of cash and deposits, advances paid and investments, loans and placements.

Part 2: Australian Government Financial Statements

The final budget outcome financial statements consist of an operating statement, including other economic flows, a balance sheet, and a cash flow statement for the Australian Government general government sector (GGS), the public non-financial corporations sector (PNFC), the total non-financial public sector (NFPS) and the public financial corporations sector (PFC). This statement also contains notes showing disaggregated information for the GGS.

The Charter of Budget Honesty Act 1998 (the Charter) requires the final budget outcome be based on external reporting standards and for departures from these standards to be disclosed.

The Government has produced a single set of financial statements that comply with both Australian Bureau of Statistics Government Finance Statistics (ABS GFS) and Australian Accounting Standards (AAS), meeting the requirement of the Charter, with departures disclosed. The financial statements for the Final Budget Outcome 2008-09 have been prepared on a basis consistent with the 2009-10 Budget. This enables comparison of the 2008-09 revised estimates published at the 2009-10 Budget and the outcome. The statements reflect the Government’s accounting policy that ABS GFS remains the basis of budget accounting policy, except where the Government applies AAS because it provides a better conceptual basis for presenting information of relevance to users of public sector financial reports.

The Australian, State and Territory governments have an agreed framework — the Accrual Uniform Presentation Framework (UPF) — for the presentation of government financial information on a basis broadly consistent with AASB 1049 Whole of Government and General Government Sector Financial Reporting (AASB 1049). The final budget outcome financial statements are consistent with the requirements of the UPF.

In accordance with the UPF requirements, this statement also contains an update of the Australian Government’s Loan Council Allocation.

Part 2: Australian Government Financial Statements

Australian Government financial statements

Table 8: Australian Government general government sector operating statement
		2008-09 Estimate at 2009-10 Budget	Month of June 2009(e)	2008-09 Outcome
	Note	$m	$m	$m
Revenue
Taxation revenue	3	275,751	21,326	278,653
Sales of goods and services	4	6,373	692	6,406
Interest income	5	5,454	396	5,124
Dividend income	5	3,194	284	3,474
Other	6	5,166	305	5,275
Total revenue		295,939	23,004	298,933
Expenses
Gross operating expenses
Wages and salaries(a)	7	15,691	1,022	15,142
Superannuation	7	2,945	493	2,902
Depreciation and amortisation	8	5,520	575	5,695
Payment for supply of goods and services	9	57,925	7,059	57,621
Other operating expenses(a)	7	4,694	711	4,999
Total gross operating expenses		86,774	9,861	86,359
Superannuation interest expense	7	6,432	944	6,715
Interest expenses	10	5,358	863	5,560
Current transfers
Current grants	11	94,804	11,901	93,238
Subsidy expenses		8,088	732	8,200
Personal benefits	12	111,556	11,645	111,611
Total current transfers		214,448	24,277	213,049
Capital transfers	11
Mutually agreed write-downs		1,717	514	1,861
Other capital grants		9,712	2,191	11,026
Total capital transfers		11,430	2,705	12,886
Total expenses		324,443	38,649	324,569
Net operating balance		-28,504	-15,645	-25,636
Other economic flows
Revaluation of equity(b)		-8,490	9,066	1,786
Net write-downs of assets (including bad and doubtful debts)		-4,089	-3,669	-7,780
Assets recognised for the first time		316	175	813
Actuarial revaluations		-1,866	-19,257	-19,257
Net foreign exchange gains		-143	-1,543	-1,122
Net swap interest received		-25	8	-26
Market valuation of debt		-3,245	930	-232
Other economic revaluations(c)		-112	-2,015	10
Total other economic flows		-17,653	-16,307	-25,808
Comprehensive result - Total change in net worth	13	-46,157	-31,952	-51,444
Net operating balance		-28,504	-15,645	-25,636
less Net acquisition of non-financial assets
Purchases of non-financial assets		9,910	2,398	9,541
less Sales of non-financial assets		516	22	289
less Depreciation		5,520	575	5,695
plus Change in inventories		417	171	600
plus Other movements in non-financial assets		56	-250	-93
Total net acquisition of non-financial assets		4,347	1,721	4,064
Fiscal balance (Net lending/borrowing)(d)		-32,851	-17,366	-29,700
(a)	Consistent with ABS GFS classification, other employee related expenses are reported under other operating expenses. Total employee expenses equal wages and salaries plus other operating expenses.
(b)	Revaluations of equity reflects changes in the market valuation of investments. This line also reflects any equity revaluations at the point of disposal or sale.
(c)	Largely reflects other revaluation of assets and liabilities.
(d)	The term fiscal balance is not used by the ABS.
(e)
The month of June is derived by deducting May year to date published data from the annual outcome. Statistically, June movements in some series relate to earlier published months that are not reissued, this can result in negative movements.

Part 2: Australian Government Financial Statements

Table 9: Australian Government general government sector balance sheet
		2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	Note	$m	$m
Assets
Financial assets
Cash and deposits	20(a)	1,538	1,654
Advances paid	14	21,948	21,807
Investments, loans and placements	15	102,506	107,127
Other receivables	14	32,708	34,440
Equity investments
Investments in other public sector entities		18,8700	25,949
Equity accounted investments		224	261
Investments - shares		22,856	23,397
Total financial assets		200,650	214,633
Non-financial assets	16
Land		7,994	8,398
Buildings		18,9677	19,417
Plant, equipment and infrastructure		44,465	44,368
Inventories		6,523	6,226
Intangibles		3,101	3,050
Investment property		168	167
Biological assets		29	31
Heritage and cultural assets		8,286	9,029
Assets held for sale		552	130
Other non-financial assets		3,003	2,705
Total non-financial assets		93,088	93,521
Total assets		293,738	308,155
Liabilities
Interest bearing liabilities
Deposits held		339	230
Government securities		111,867	107,290
Loans	17	8,170	6,026
Other borrowing		919	893
Total interest bearing liabilities		121,296	114,440
Provisions and payables
Superannuation liability	18	118,401	124,562
Other employee liabilities	18	9,419	9,539
Suppliers payable	19	3,658	5,536
Personal benefits payable	19	14,222	13,887
Subsidies payable	19	1,586	1,648
Grants payable	19	6,746	6,968
Other provisions and payables	19	7,653	11,855
Total provisions and payables		161,686	173,994
Total liabilities		282,981	288,434
Net worth(a)		10,756	19,721
Net financial worth(b)		-82,331	-73,800
Net financial liabilities(c)		101,201	99,749
Net debt(d)(e)		-4,697	-16,148
(a)	Net worth is calculated as total assets minus total liabilities.
(b)	Net financial worth equals total financial assets minus total liabilities. That is, it excludes non-financial assets.
(c)	Net financial liabilities equals total liabilities less financial assets other than investments in other public sector entities.
(d)	Net debt equals the sum of deposits held, advances received, government securities, loans and other borrowing, minus the sum of cash and deposits, advances paid, and investments, loans and placements.
(e)	Net debt includes the impact of the Future Fund rebalancing its portfolio allocation by increasing its holding of equities, which are not included in the calculation of net debt.

Part 2: Australian Government Financial Statements

Table 10: Australian Government general government sector cash flow statement(a)
	2008-09 Estimate at 2009-10 Budget	Month of June 2009(d)	2008-09 Outcome
	$m	$m	$m
Cash receipts from operating activities
Taxes received	269,377	23,427	272,627
Receipts from sales of goods and services	6,356	252	6,110
Interest receipts	5,014	919	5,166
Dividends and income tax equivalents	3,152	266	3,398
Other receipts	5,328	-222	4,970
Total operating receipts	289,228	24,641	292,271
Cash payments for operating activities
Payments for employees	-21,412	-1,924	-21,110
Payments for goods and services	-56,813	-7,569	-56,148
Grants and subsidies paid	-111,812	-13,854	-110,464
Interest paid	-4,078	-518	-3,970
Personal benefit payments	-110,393	-7,610	-110,811
Other payments	-3,810	2,690	-3,797
Total operating payments	-308,319	-28,786	-306,301
Net cash flows from operating activities	-19,090	-4,144	-14,029
Cash flows from investments in non-financial assets
Sales of non-financial assets	555	22	328
Purchases of non-financial assets	-9,469	-1,696	-9,180
Net cash flows from investments in non-financial assets	-8,914	-1,675	-8,851
Net cash flows from Investments in financial assets for policy purposes	-7,428	-1,054	-7,889
Cash flows from investments in financial assets for liquidity purposes
Increase in investments	-12,483	-2,125	-16,217
Net cash flows from investments in financial assets for liquidity purposes	-12,483	-2,125	-16,217
Cash receipts from financing activities
Borrowing	48,124	9,450	47,665
Other financing	1,127	-153	1,010
Total cash receipts from financing activities	49,250	9,297	48,675
Cash payments for financing activities
Other financing	-1,836	-280	-1,844
Total cash payments for financing activities	-1,836	-280	-1,844
Net cash flows from financing activities	47,414	9,018	46,831
Net increase/(decrease) in cash held	-501	20	-156

Part 2: Australian Government Financial Statements

Table 10: Australian Government general government sector cash flow statement (continued)(a)
	2008-09 Estimate at 2009-10 Budget	Month of June 2009(d)	2008-09 Outcome
	$m	$m	$m
Net cash flows from operating activities and investments in non-financial assets (Surplus(+)/deficit(-))	-28,004	-5,819	-22,881
Finance leases and similar arrangements(b)	-507	2	-566
GFS cash surplus(+)/deficit(-)	-28,511	-5,817	-23,447
less Future Fund earnings	3,603	162	3,633
Equals underlying cash balance(c)	-32,114	-5,979	-27,079
plus Net cash flow s from investments in financial assets for policy purposes	-7,428	-1,054	-7,889
plus Future Fund earnings	3,603	162	3,633
Equals headline cash balance	-35,939	-6,871	-31,336
(a)	A positive number denotes a cash inflow; a negative sign denotes a cash outflow.
(b)	The acquisition of assets under finance leases decreases the underlying cash balance. The disposal of assets previously held under finance leases increases the underlying cash balance.
(c)	The term underlying cash balance is not used by the ABS.
(d)
The month of June is derived by deducting May year-to-date published data from the annual outcome. Statistically, June movements in some series relate to earlier published months that are not reissued, this can result in negative movements.

Part 2: Australian Government Financial Statements

Table 11: Australian Government public non-financial corporations sector operating statement
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Revenue
Current grants and subsidies	22	98
Sales of goods and services	6,990	6,832
Interest income	51	59
Other	1	9
Total revenue	7,064	6,998
Expenses
Gross operating expenses
Wages and salaries(a)	3,064	2,953
Superannuation	83	119
Depreciation	353	81
Other operating expenses(a)	2,970	3,134
Total gross operating expenses	6,470	6,287
Interest expenses	47	131
Other property expenses	467	470
Current transfers
Tax expenses	254	688
Total current transfers	254	688
Total expenses	7,238	7,576
Net operating balance	-173	-578
Other economic flows	18	-991
Comprehensive result - Total change in net worth	-155	-1,569
less Net acquisition of non-financial assets
Purchases of non-financial assets	1,522	1,335
less Sales of non-financial assets	82	77
less Depreciation	353	350
plus Change in inventories	5	0
plus Other movements in non-financial assets	24	9
Total net acquisition of non-financial assets	1,115	917
Fiscal balance (Net lending/borrowing)(b)	-1,288	-1,495
(a)	Consistent with ABS GFS classification, other employee related expenses are reported under other operating expenses. Total employee expenses equal wages and salaries plus other operating expenses.
(b)	The term fiscal balance is not used by the ABS.

Part 2: Australian Government Financial Statements

Table 12: Australian Government public non-financial corporations sector balance sheet
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Assets
Financial assets
Cash and deposits	705	933
Investments, loans and placements	1,137	521
Other receivables	819	934
Equity investments	323	310
Total financial assets	2,984	2,698
Non-financial assets
Land and fixed assets	5,891	5,874
Other non-financial assets(a)	511	0
Total non-financial assets	6,402	5,874
Total assets	9,386	8,573
Liabilities
Interest bearing liabilities
Borrowing	734	978
Total interest bearing liabilities	734	978
Provisions and payables
Other employee entitlements	1,140	1,220
Other provisions(a)	725	633
Account payables	979	803
Total provisions and payables	2,844	2,655
Total liabilities	3,578	3,633
Shares and other contributed capital	5,808	4,939
Net worth(b)	5,808	4,939
Net financial worth(c)	-594	-935
Net debt(d)	-1,108	-476
(a)	Excludes the impact of commercial taxation adjustments.
(b)
Under AASB1049, net worth is calculated as total assets minus total liabilities. Under ABS GFS, net worth is calculated as total assets minus total liabilities minus shares and other contributed capital.

(c)
Under AASB1049, net financial worth equals total financial assets minus total liabilities. That is, it excludes non-financial assets. Under ABS GFS, net financial worth equals total financial assets minus total liabilities minus shares and other contributed capital.

(d)	Net debt equals the sum of deposits held, advances received and borrowing, minus the sum of cash and deposits, advances paid, and investments, loans and placements.

Part 2: Australian Government Financial Statements

Table 13: Australian Government public non-financial corporations sector cash flow statement(a)
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Cash receipts from operating activities
Receipts from sales of goods and services	7,632	7,423
Grants and subsidies received	0	156
GST input credit receipts	291	282
Other receipts	73	74
Total operating receipts	7,995	7,934
Cash payments for operating activities
Payment for goods and services	-3,366	-3,131
Interest paid	-46	-137
Payments to employees	-2,851	-2,649
GST payments to taxation authority	-506	-510
Other payments for operating activities	-372	-705
Total operating payments	-7,141	-7,132
Net cash flows from operating activities	854	802
Cash flows from investments in non-financial assets
Sales of non-financial assets	83	53
Purchases of non-financial assets	-1,545	-1,346
Net cash flows from investments in non-financial assets	-1,462	-1,293
Cash flows from investments in financial assets for liquidity purposes
Increase in investments	479	79
Net cash flows from investments in financial assets for liquidity purposes	479	79
Cash receipts from financing activities
Borrowing	15	258
Other financing	156	422
Total cash receipts from financing activities	170	680
Cash payments for financing activities
Other financing	-478	-482
Total cash payments for financing activities	-478	-482
Net cash flows from financing activities	-308	198
Net increase/(decrease) in cash held	-436	-214
Cash at the beginning of the year(b)	1,142	1,147
Cash at the end of the year	705	933
Net cash from operating activities and investments in non-financial assets	-608	-491
Dividends paid	-478	-482
Equals surplus(+)/deficit(-)	-1,086	-973
Finance leases and similar arrangements(c)	0	0
GFS cash surplus(+)/deficit(-)	-1,086	-973
(a)	A positive number denotes a cash inflow; a negative sign denotes a cash outflow.
(b)	Previous year opening cash has changed since Budget.
(c)
The acquisition of assets under finance leases decreases the surplus or increases the deficit. The disposal of assets previously held under finance leases increases the surplus or decreases the  deficit.

Part 2: Australian Government Financial Statements

Table 14: Australian Government total non-financial public sector operating statement
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Revenue
Taxation revenue	275,497	277,966
Sales of goods and services	12,708	12,296
Interest income	5,506	4,917
Dividend income	2,728	3,004
Other	5,167	5,550
Total revenue	301,605	303,733
Expenses
Gross operating expenses
Wages and salaries(a)	18,755	18,094
Superannuation	3,029	3,021
Depreciation	5,872	5,777
Payment for supply of goods and services	60,239	56,948
Other operating expenses(a)	4,694	7,865
Total gross operating expenses	92,588	91,704
Superannuation interest expense	6,432	6,715
Other interest expenses	5,405	5,691
Current transfers
Grant expenses	94,804	93,161
Subsidy expenses	8,066	8,179
Personal benefit payments	111,556	111,611
Total current transfers	214,426	212,951
Capital transfers	11,430	12,886
Total expenses	330,282	329,948
Net operating balance	-28,677	-26,214
Other economic flows	-17,635	-25,230
Comprehensive result - Total change in net worth	-46,312	-51,444
less Net acquisition of non-financial assets
Purchases of non-financial assets	11,431	10,876
less Sales of non-financial assets	599	365
less Depreciation	5,872	6,045
plus Change in inventories	422	600
plus Other movements in non-financial assets	80	-85
Total net acquisition of non-financial assets	5,462	4,981
Fiscal balance (Net lending/borrowing)(b)	-34,139	-31,195
(a)	Consistent with ABS GFS classification, other employee related expenses are reported under other operating expenses. Total employee expenses equal wages and salaries plus other operating expenses.
(b)	The term fiscal balance is not used by the ABS.

Part 2: Australian Government Financial Statements

Table 15: Australian Government total non-financial public sector balance sheet
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Assets
Financial assets
Cash and deposits	2,244	2,587
Advances paid	21,948	21,807
Investments, loans and placements	103,643	107,648
Other receivables	33,482	35,354
Equity investments	36,464	44,976
Total financial assets	197,781	212,372
Non-financial assets
Land and fixed assets	92,126	93,313
Other non-financial assets	7,364	6,083
Total non-financial assets	99,490	99,396
Total assets	297,271	311,767
Liabilities
Interest bearing liabilities
Deposits held	339	230
Government securities	111,867	107,290
Loans	8,170	6,026
Other borrowing	1,653	1,872
Total interest bearing liabilities	122,030	115,418
Provisions and payables
Unfunded superannuation liability	118,401	124,562
Other employee entitlements	10,559	10,758
Other provisions	8,378	12,488
Other	27,147	28,821
Total provisions and payables	164,485	176,629
Total liabilities	286,514	292,047
Shares and other contributed capital	5,808	4,939
Net worth(a)	10,756	19,721
Net financial worth(b)	-88,734	-79,675
Net debt(c)	-5,805	-16,624
(a)
Under AASB1049, net worth is calculated as total assets minus total liabilities. Under ABS GFS, net worth is calculated as total assets minus total liabilities minus shares and other contributed capital.

(b)
Under AASB1049, net financial worth equals total financial assets minus total liabilities. That is, it excludes non-financial assets. Under ABS GFS, net financial worth equals total financial assets minus total liabilities, minus shares and other contributed capital.

(c)	Net debt equals the sum of deposits held, advances received and borrowing, minus the sum of cash and deposits, advances paid, and investments, loans and placements.

Part 2: Australian Government Financial Statements

Table 16: Australian Government total non-financial public sector cash flow statement(a)
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Cash receipts from operating activities
Taxes received	269,122	271,987
Receipts from sales of goods and services	12,738	11,927
Interest receipts	5,064	5,231
Dividends	2,687	2,916
Other receipts	5,338	4,978
Total operating receipts	294,949	297,040
Cash payments for operating activities
Payments for goods and services	-59,143	-57,902
Grants and subsidies paid	-111,812	-110,308
Interest paid	-4,125	-4,108
Personal benefit payments	-110,393	-110,8111
Payments to employees	-24,264	-23,759
Other payments for operating activities	-3,926	-3,862
Total operating payments	-313,663	-310,749
Net cash flows from operating activities	-18,714	-13,709
Cash flows from investments in non-financial assets
Sales of non-financial assets	638	381
Purchases of non-financial assets	-11,014	-10,526
Net cash flows from investments in non-financial assets	-10,376	-10,145
Net cash flows from investments in financial assets for policy purposes	-7,428	-7,889
Cash flows from investments in financial assets for liquidity purposes
Increase in investments	-12,004	-16,138
Net cash flows from investments in financial assets for liquidity purposes	-12,004	-16,138
Cash receipts from financing activities
Borrowing	48,139	47,923
Total cash receipts from financing activities	48,139	47,923
Cash payments for financing activities
Other financing	-554	-412
Total cash payments for financing activities	-554	-412
Net cash flows from financing activities	47,584	47,511
Net increase/(decrease) in cash held	-937	-370
Cash at the beginning of the year(b)	3,181	2,957
Cash at the end of the year	2,244	2,587
Net cash from operating activities and investments in non-financial assets	-29,090	-23,853
Distributions paid	0	0
Equals surplus(+)/deficit(-)	-29,090	-23,853
Finance leases and similar arrangements(c)	-507	-566
GFS cash surplus(+)/deficit(-)	-29,597	-24,419
(a)	A positive number denotes a cash inflow; a negative sign denotes a cash outflow.
(b)	Previous year opening cash has changed since Budget.
(c)
The acquisition of assets under finance leases decreases the surplus or increases the deficit. The disposal of assets previously held under finance leases increases the surplus or decrease the deficit.

Part 2: Australian Government Financial Statements

Table 17: Australian Government public financial corporations sector operating statement
2008-09 Outcome
$m
Revenue
Current grants and subsidies	90
Sales of goods and services	4,109
Interest income	4,659
Other	84
Total revenue	8,943
Expenses
Gross operating expenses
Wages and salaries(a)	492
Superannuation	15
Depreciation	52
Other operating expenses(a)	3,685
Total gross operating expenses	4,244
Interest expenses	2,128
Other property expenses	1,414
Current transfers
Tax expenses	11
Total current transfers	11
Total expenses	7,797
Net operating balance	1,146
Other economic flows	6,865
Comprehensive result - Total change in net worth	8,011
Net operating balance	1,146
less Net acquisition of non-financial assets
Purchases of non-financial assets	65
less Sales of non-financial assets	2
less Depreciation	54
plus Change in inventories	6
plus Other movements in non-financial assets	39
Total net acquisition of non-financial assets	54
Fiscal balance (Net lending/borrowing)(b)	1,092
(a)	Consistent with ABS GFS classification, other employee related expenses are reported under other operating expenses. Total employee expenses equal wages and salaries plus other operating expenses.
(b)	The term fiscal balance is not used by the ABS.

Part 2: Australian Government Financial Statements

Table 18: Australian Government public financial corporations sector balance sheet
2008-09 Outcome
$m
Assets
Financial assets
Cash and deposits	1,769
Investments, loans and placements	105,699
Other receivables	442
Equity investments	521
Total financial assets	108,430
Non-financial assets
Land and other fixed assets	792
Other non-financial assets(a)	47
Total non-financial assets	839
Total assets	109,269
Liabilities
Interest bearing liabilities
Deposits held	82,242
Borrowing	4,191
Total interest bearing liabilities	86,433
Provisions and payables
Other employee entitlements	841
Other provisions(a)	1,026
Payables	212
Total provisions and payables	2,079
Total liabilities	88,512
Shares and other contributed capital	20,756
Net worth(b)	20,756
Net financial worth(c)	19,917
Net debt(d)	-21,034
(a)	Excludes the impact of commercial taxation adjustments.
(b)
Under AASB1049, net worth is calculated as total assets minus total liabilities. Under ABS GFS, net worth is calculated as total assets minus total liabilities minus shares and other contributed capital.

(c)
Under AASB1049, net financial worth equals total financial assets minus total liabilities. That is, it excludes non-financial assets. Under ABS GFS, net financial worth equals total financial assets minus total liabilities minus shares and other contributed capital.

(d)	Net debt equals the sum of deposits held, advances received and borrowing, minus the sum of cash and deposits, advances paid, and investments, loans and placements.

Part 2: Australian Government Financial Statements

Table 19: Australian Government public financial corporations sector cash flow statement(a)
2008-09 Outcome
$m
Cash receipts from operating activities
Receipts from sales of goods and services	4,101
Grants and subsidies received	90
GST input credit receipts	27
Interest receipts	4,336
Other receipts	104
Total operating receipts	8,659
Cash payments for operating activities
Payment for goods and services	-3,744
Interest paid	-2,037
Payments to employees	-409
GST payments to taxation authority	-8
Other payments for operating activities	-25
Total operating payments	-6,223
Net cash flows from operating activities	2,435
Cash flows from investments in non-financial assets
Sales of non-financial assets	2
Purchases of non-financial assets	-103
Net cash flows from investments in non-financial assets	-101
Net cash flows from investments in financial assets for policy purposes	0
Cash flows from investments in financial assets for liquidity purposes
Increase in investments	-2,624
Net cash flows from investments in financial assets for liquidity purposes	-2,624
Net cash flows from financing activities
Advances received (net)	0
Borrowing (net)	57
Deposits received (net)	-4,542
Dividends paid	-1,414
Other financing (net)	6,089
Net cash flows from financing activities	190
Net increase/(decrease) in cash held	-99
Cash at the beginning of the year	1,868
Cash at the end of the year	1,769
Net cash from operating activities and investments in non-financial assets	2,334
Dividends paid	-1,414
Equals surplus(+)/deficit(-)	921
Finance leases and similar arrangements(b)	0
GFS cash surplus(+)/deficit(-)	921
(a)	A positive number denotes a cash inflow; a negative sign denotes a cash outflow.
(b)
The acquisition of assets under finance leases decreases the surplus or increases the deficit. The disposal of assets previously held under finance leases increases the surplus or decreases the deficit.

Part 2: Australian Government Financial Statements

Table 20: Australian Government general government sector purchase of non-financial assets by function
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
General public services	844	1,030
Defence	6,412	6,407
Public order and safety	599	312
Education	32	20
Health	99	86
Social security and welfare	356	348
Housing and community amenities	171	233
Recreation and culture	386	247
Fuel and energy	15	14
Agriculture, forestry and fishing	598	447
Mining, manufacturing and construction	34	17
Transport and communications	68	51
Other economic affairs	337	322
Other purposes	-40	6
Total Government purchases of non-financial assets	9,910	9,541

Part 2: Australian Government Financial Statements

Notes to the general government sector financial statements

Note 1: External reporting standards and accounting policies

The Charter of Budget Honesty Act 1998 (the Charter) requires that the final budget outcome be based on external reporting standards and that departures from applicable external reporting standards be identified.

The major external standards used for final budget outcome reporting purposes are:

•
the Australian Bureau of Statistics’ (ABS) accrual Government Finance Statistics (GFS) publication, Australian System of Government Finance Statistics: Concepts, Sources and Methods, 2005 (cat. no. 5514.0), which in turn is based on the International Monetary Fund (IMF) accrual GFS framework; and

•
Australian Accounting Standards (AAS), being AASB 1049 Whole of Government and General Government Sector Financial Reporting (AASB 1049) and other applicable Australian Equivalents to International Financial Reporting Standards (AEIFRS).

As required by the Charter, the financial statements have been prepared on an accrual basis that complies with both ABS GFS and AAS except for departures disclosed at Note 2.

A more detailed description of the AAS and ABS GFS frameworks, in addition to definitions of key terms used in these frameworks, can be found in Attachment A. Table 22 in Attachment A explains the major differences between the two frameworks. Detailed accounting policies, as required by AAS, are disclosed in the annual consolidated financial statements.

Budget reporting focuses on the general government sector (GGS). The GGS provides public services that are mainly non-market in nature and for the collective consumption of the community, or involve the transfer or redistribution of income. These services are largely financed through taxes and other compulsory levies, user charging and external funding. This sector comprises all government departments, offices and some other bodies. In preparing financial statements for the GGS, all material transactions and balances between entities within the GGS have been eliminated. A list of entities within the GGS, as well as entities within and a description of the public non-financial corporations (PNFC) sector and public financial corporations (PFC) sectors, are disclosed in Table 21 in Attachment A. The statements for the GGS are derived from audit-cleared financial statements for the material agencies, with the exception of the Australian Security Intelligence Organisation.

The Government’s key fiscal aggregates are based on ABS GFS concepts and definitions, including the ABS GFS cash surplus/deficit and the derivation of the underlying cash balance and net financial worth. AASB 1049 requires the disclosure of other ABS GFS fiscal aggregates, including net operating balance, net

Part 2: Australian Government Financial Statements

lending/borrowing (fiscal balance), and net worth. In addition to the ABS GFS aggregates, the Uniform Presentation Framework (UPF) requires net debt and net financial liabilities.

Note 2: Departures from external reporting standards

The Charter requires that departures from applicable external reporting standards be identified. The final budget outcome financial statements depart from the external reporting standards as follows.

General government sector

Departures from ABS GFS

ABS GFS requires that provisions for bad and doubtful debts be excluded from the balance sheet. This treatment has not been adopted in the financial statements or in any reconciliation notes because excluding such provisions would overstate the value of Australian Government assets in the balance sheet. The financial statements currently adopt the AAS treatment for provisions for bad and doubtful debts.

ABS GFS treats coins on issue as a liability and no revenue is recognised. The ABS GFS treatment of circulating coins as a liability has not been adopted in the financial statements or in any reconciliation notes. Instead, the financial statements adopt the AAS treatment for circulating coins. Under this treatment seigniorage revenue is recognised upon the issue of coins and no liability is recorded.

Under ABS GFS, prepayments are classified as financial assets. In accordance with AAS, prepayments have been classified as non-financial assets in the financial statements. This is a classification difference that impacts on net financial worth.

ABS GFS currently requires Special Drawing Rights (SDRs) liabilities to be recorded as a contingent liability. The treatment of SDRs as a contingent liability has not been adopted in the financial statements or any reconciliation notes. The financial statements currently record SDRs as a liability. This is consistent with AAS, and also represents an early adoption of the proposed revisions to ABS GFS from the September Quarter 2009 in line with revised international standards (see ABS cat. no. 5310.0.55.001 Information Paper: Introduction of revised international standards in ABS economic statistics in 2009).

Currently, ABS GFS requires defence weapons platforms to be expensed. The financial statements currently record defence weapons platforms as a capital investment. This is consistent with AAS, and also represents an early adoption of the proposed revisions to ABS GFS from the September Quarter 2009 in line with revised international standards (see ABS cat. no. 5310.0.55.001 Information Paper: Introduction of revised international standards in ABS economic statistics in 2009).

Part 2: Australian Government Financial Statements

Under ABS GFS, concessional loans are recognised at their nominal value, that is, they are not discounted to fair (market) value as there is not considered to be a secondary market. The ABS GFS treatment of loans has not been adopted for the final budget outcome financial statements. Consistent with AAS, loans issued at below market interest rates or long repayment periods are recorded at fair value (by discounting them by market interest rates). The difference between the nominal value and the fair value of the loan is recorded as an expense. Over the life of the loan the interest earned is recognised at market rates.

Departures from AASB 1049

AASB 1049 is mandatory for reporting periods beginning on or after 1 July 2008. The final budget outcome financial statements have been presented on a basis consistent with the 2009-10 Budget. The following departures were made in the 2009-10 Budget and are required to be disclosed under the Charter.

AAS requires the advances paid to the International Development Association (IDA) and Asian Development Fund (ADF) to be recognised at fair value. Under ABS GFS these advances are recorded at nominal value. The ABS GFS treatment is adopted in the financial statements.

AASB 1049 requires the disclosure of the operating result and its derivation on the face of the operating statement. However, as this aggregate is not used by the Australian Government (and is not required by the UPF), it has been disclosed in Note 13 rather than on the face of the operating statement.

AASB 1049 requires disaggregated information, by ABS GFS function, for expenses and total assets to be disclosed where they are reliably attributable. ABS GFS does not require such information. In accordance with ABS GFS, disaggregated information for expenses and net acquisition of non-financial assets is disclosed in Part 1. In accordance with the UPF, purchases of non-financial assets by function are also disclosed.

AASB 1049 requires AAS measurement of items to be disclosed on the face of the financial statements with reconciliation to the ABS GFS measurement of items, where different, in notes to the financial statements. Reconciliation notes have not been included as they effectively create two measures of the same aggregate.

AASB 1049 requires major variances between original budget estimates and outcomes to be explained. Explanations of variances for the 2008-09 year from the 2008-09 Budget to the Mid-Year Economic and Fiscal Outlook (MYEFO) are disclosed in Part 4 of the Mid-Year Economic and Fiscal Outlook 2008-09. Explanations of variances for the 2008-09 year from MYEFO to the Updated Economic and Fiscal Outlook (UEFO) are disclosed in Part 4 of the Updated Economic and Fiscal Outlook. Explanations of variances for the 2008-09 year from UEFO to the 2009-10 Budget are disclosed in Statement 3 of 2009-10 Budget Paper No. 1, Budget Strategy and Outlook. Explanations of

Part 2: Australian Government Financial Statements

variances from the 2009-10 Budget to the Final Budget Outcome 2008-09 are disclosed in Part 1.

All decisions taken between the original budget and MYEFO are disclosed in Appendix A of the Mid-Year Economic and Fiscal Outlook 2008-09. Decisions taken from MYEFO to UEFO are disclosed in Appendix A of the Updated Economic and Fiscal Outlook. Decisions taken from UEFO to the 2009-10 Budget are disclosed in 2009-10 Budget Paper No. 2, Budget Measures. In addition, 2009-10 Budget Paper No. 1, Budget Strategy and Outlook contains detailed discussion on the estimates of revenue (Statement 5), expenses (Statement 6) and assets and liabilities (Statement 7).

AASB 1049 also requires the Final Budget Outcome (FBO) and consolidated financial statements (CFS) to be released at the same time. The Charter requires the FBO to be released before the end of three months after the end of the financial year, whereas the CFS is not released until it is audit-cleared, generally around November each year.

Public non-financial corporations (PNFC), public financial corporations (PFC) and total non-financial public sectors (NFPS)

AASB 1049 defines net worth for the PNFC, PFC and NFPS sectors as total assets less total liabilities; however ABS GFS defines net worth as total assets less total liabilities less shares and contributed capital (which is equal to zero for the PNFC and PFC sectors). The net financial worth of these sectors will also be different under AASB 1049 to ABS GFS, where it equals financial assets less total liabilities less shares and contributed capital. The AASB 1049 treatment has been adopted in the PNFC, PFC and NFPS sector financial statements.

The financial statements for the PNFC, PFC and NFPS sectors comply with the UPF but do not include all the line item disclosures required by AASB 1049. Disaggregated outcome notes for the PFC and PNFC sectors will be disclosed in the consolidated financial statements.

Part 2: Australian Government Financial Statements

Note 3: Taxation revenue by type
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Individuals and other withholding taxes
Gross income tax withholding	117,680	117,086
Gross other individuals	31,210	32,260
less: Refunds	23,200	23,569
Total individuals and other withholding taxation	125,690	125,777
Fringe benefits tax	3,470	3,581
Superannuation funds	9,160	9,227
Company tax	57,950	60,705
Petroleum resource rent tax	1,600	2,099
Income taxation revenue	197,870	201,389
Sales taxes
Goods and services tax	43,130	42,626
Wine equalisation tax	700	707
Luxury car tax	390	384
Other sales taxes	0	-1
Total sales taxes	44,220	43,716
Excise duty
Petrol	6,610	6,461
Diesel	6,660	6,687
Beer	2,010	1,974
Tobacco	5,620	5,654
Other excisable products	3,620	3,543
Of which: Other excisable beverages(a)	870	862
Total excise duty revenue	24,520	24,319
Customs duty
Textiles, clothing and footwear	1,140	1,120
Passenger motor vehicles	1,180	1,135
Excise-like goods	2,760	2,775
Other imports	1,600	1,517
less: Refunds and draw backs	240	272
Total customs duty revenue	6,440	6,276
Other indirect taxation
Agricultural levies	558	620
Other taxes	2,143	2,334
Total other indirect taxation revenue	2,701	2,954
Mirror taxes	397	404
less Transfers to States in relation to mirror tax revenue	397	404
Mirror tax revenue	0	0
Indirect taxation revenue	77,881	77,264
Taxation revenue	275,751	278,653
Memorandum:
Medicare levy revenue	8,560	8,294
(a)	Other excisable beverages are those not exceeding 10 per cent by volume of alcohol.

Part 2: Australian Government Financial Statements

Note 3(a): Taxation revenue by source
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Taxes on income, profits and capital gains
Income and capital gains levied on individuals	129,180	129,384
Income and capital gains levied on enterprises	68,690	72,005
Total taxes on income, profits and capital gains	197,870	201,389
Taxes on employers' payroll and labour force	340	377
Taxes on the provision of goods and services
Sales/goods and services tax	44,220	43,716
Excises and levies	25,240	25,100
Taxes on international trade	6,440	6,276
Total taxes on the provision of goods and services	75,900	75,091
Taxes on use of goods and performance of activities	1,640	1,796
Total taxation revenue	275,751	278,653
Memorandum:
Medicare levy revenue	8,560	8,294

Note 4: Sales of goods and services revenue
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Sales of goods	1,293	1,074
Rendering of services	3,147	3,720
Operating lease rental	17	83
Other fees from regulatory services	1,917	1,529
Total sales of goods and services revenue	6,373	6,406

Part 2: Australian Government Financial Statements

Note 5: Interest and dividend income
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Interest from other governments
State and Territory debt	15	18
Housing agreements	179	162
Total interest from other governments	194	180
Interest from other sources
Advances	30	31
Deposits	104	130
Bills receivable	5	135
Bank deposits	237	341
Indexation of HELP receivable and other student loans	287	267
Other	4,596	4,041
Total Interest from other sources	5,260	4,944
Total interest	5,454	5,124
Dividends
Dividends from other public sector entities	1,408	1,925
Other dividends	1,786	1,549
Total dividends	3,195	3,474
Total interest and dividend income	8,649	8,599

Note 6: Other sources of non-taxation revenue
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Industry contributions	88	97
Royalties	1,912	1,596
Seignior age	105	116
Other	3,061	3,465
Total other sources of non-taxation revenue	5,166	5,275

Part 2: Australian Government Financial Statements

Note 7: Employee and superannuation expense
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Wages and salaries expenses	15,691	15,142
Other operating expenses
Leave and other entitlements	2,088	2,449
Separations and redundancies	79	144
Workers compensation premiums and claims	503	584
Other	2,024	1,822
Total other operating expenses	4,694	4,999
Superannuation expenses
Superannuation	2,945	2,902
Superannuation interest cost	6,432	6,715
Total superannuation expenses	9,378	9,617
Total employee and superannuation expense	29,762	29,758

Note 8: Depreciation and amortisation expense
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Depreciation
Specialist military equipment	2,738	2,868
Buildings	1,017	1,012
Other infrastructure, plant and equipment	1,217	1,189
Heritage and cultural assets	44	41
Total depreciation	5,016	5,110
Total amortisation	504	585
Total depreciation and amortisation expense	5,520	5,695

Note 9: Payment for supply of goods and services
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Supply of goods and services	18,886	18,248
Operating lease rental expenses	2,280	2,702
Personal benefits - indirect	30,359	29,551
Health care payments	4,758	4,779
Other	1,642	2,340
Total payment for supply of goods and services	57,925	57,621

Part 2: Australian Government Financial Statements

Note 10: Interest expense
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Interest on debt
Government securities	3,938	3,946
Loans	6	7
Other	90	320
Total interest on debt	4,034	4,273
Other financing costs	1,324	1,287
Total interest expense	5,358	5,560

Note 11: Current and capital grants expense
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Current grants expense
State and Territory governments(a)	74,061	73,108
Local governments(a)	573	46
Private sector	1,957	2,136
Overseas	3,246	3,143
Non-profit organisations	1,738	5,411
Multi-jurisdictional sector	6,566	6,683
Other	6,663	2,711
Total current grants expense	94,804	93,238
Capital grants expense
Mutually agreed write-downs	1,717	1,861
Other capital grants
State and Territory governments(a)	8,857	9,840
Local governments(a)	492	1,013
Multi-jurisdictional sector	85	68
Other	278	105
Total capital grants expense	11,430	12,886
Total grants expense	106,234	106,124
(a)	Includes reallocation of grants between current and capital since 2009-10 Budget.

Part 2: Australian Government Financial Statements

Note 12: Personal benefits expense
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Social welfare - assistance to the aged	30,743	30,785
Assistance to veterans and dependants	6,490	6,258
Assistance to people with disabilities	15,576	15,528
Assistance to families with children	36,866	35,895
Assistance to the unemployed	5,075	5,032
Student assistance	550	1,524
Common youth allowance	2,356	2,501
Other welfare programs	8,841	8,904
Financial and fiscal affairs	218	43
Higher education	130	125
Vocational and industry training	152	1
Other	4,557	5,014
Total personal benefit expense	111,556	111,611

Note 13: Operating result and comprehensive result (total change in net worth)
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Opening net worth	71,165	71,165
Opening net worth adjustments(a)	-14,252	0
Adjusted opening net worth	56,913	71,165
Net operating balance	-28,504	-25,636
Other economic flows - Included in operating result
Foreign exchange gains	0	15
Gains from sale of assets	874	1,093
Other gains	-13,235	-3,019
Swap interest revenue	866	991
Net write-down and impairment of assets and fair value losses	-4,089	-7,780
Foreign exchange losses	-143	-1,137
Losses from sale of assets	-11	-2,514
Swap interest expense	-890	-1,016
Total other economic flows	-16,628	-13,368
Operating result(b)	-45,132	-39,004
Other economic flows - other movements in equity(a)(c)	-1,025	-12,440
Comprehensive result	-46,157	-51,444
(a)	Reflects an increase in the superannuation liability mainly due to a difference in the discount rate used.
(b)	Operating result under AEIFRS accounting standards.
(c)	Other economic flows not included in the AEIFRS accounting standards operating result.

Part 2: Australian Government Financial Statements

Note 14: Advances paid and receivables
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Advances paid
Loans to State and Territory governments	3,153	3,132
Higher Education Loan Program	11,196	11,463
Student Financial Supplement Scheme	857	811
Other	6,872	6,681
less Provision for doubtful debts	131	280
Total advances paid	21,948	21,807
Other receivables
Goods and services receivable	835	1,193
Recoveries of benefit payments	2,633	2,677
Taxes receivable	18,748	17,513
Other	12,119	15,818
less Provision for doubtful debts	1,627	2,760
Total other receivables	32,708	34,440

Note 15: Investments, loans and placements
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Investments - deposits	32,427	37,827
IMF quota	7,192	6,183
Other	62,887	63,116
Total investments, loans and placements	102,506	107,127

Part 2: Australian Government Financial Statements

Note 16: Total non-financial assets
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Land and buildings
Land	7,994	8,398
Buildings	18,967	19,417
Total land and buildings	26,961	27,815
Plant, equipment and infrastructure
Specialist military equipment	34,082	33,797
Other	10,384	10,571
Total plant, equipment and infrastructure	44,465	44,368
Inventories
Inventories held for sale	729	696
Inventories not held for sale	5,794	5,530
Total inventories	6,523	6,226
Intangibles
Computer software	2,382	2,480
Other	719	570
Total intangibles	3,101	3,050
Total Investment properties	168	167
Total biological assets	29	31
Total heritage and cultural assets	8,286	9,029
Total assets held for sale	552	130
Other non-financial assets
Prepayments	2,854	2,604
Other	148	101
Total other non-financial assets	3,003	2,705
Total non-financial assets	93,088	93,521

Note 17: Loans
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Promissory notes	5,075	3,896
Special drawing rights	1,046	899
Other	2,050	1,231
Total loans	8,170	6,026

Part 2: Australian Government Financial Statements

Note 18: Employee and superannuation liabilities
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Total superannuation liability (a)	118,401	124,562
Other employee liabilities
Leave and other entitlements	5,563	5,821
Accrued salaries and wages	393	243
Workers compensation claims	1,728	1,603
Separations and redundancies	78	69
Other	1,657	1,803
Total other employee liabilities	9,419	9,539
Total employee and superannuation liabilities	127,820	134,101
(a)	Reflects the difference in the estimated and actual discount rate at 30 June.

Note 19: Provisions and payables
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Suppliers payable
Trade creditors	3,491	3,346
Operating lease rental payable	141	125
Other creditors	26	2,065
Total suppliers payable	3,658	5,536
Total personal benefits payable	14,222	13,887
Total subsidies payable	1,586	1,648
Grants payable
State and Territory governments	170	604
Non-profit organisations	18	115
Private sector	450	456
Overseas	613	745
Local governments	4	13
Other	5,490	5,035
Total grants payable	6,746	6,968
Other provisions and payables
Provisions for tax refunds	2,033	1,770
Other	5,620	10,085
Total other provisions and payables	7,653	11,855

Part 2: Australian Government Financial Statements

Note 20: Reconciliation of cash
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Net operating balance (revenues less expenses)	-28,504	-25,636
less Revenues not providing cash
Other	617	620
Total revenues not providing cash	617	620
plus Expenses not requiring cash
Increase/(decrease) in employee entitlements	4,499	4,650
Depreciation/amortisation expense	5,520	5,695
Mutually agreed write-downs	1,717	1,861
Other	569	830
Total expenses not requiring cash	12,305	13,036
plus Cash provided / (used) by working capital items
Decrease / (increase) in inventories	-131	-478
Decrease / (increase) in receivables	-5,576	-8,543
Decrease / (increase) in other financial assets	330	629
Decrease / (increase) in other non-financial assets	504	1,044
Increase / (decrease) in benefits, subsidies and grants payable	2,503	2,894
Increase / (decrease) in suppliers' liabilities	133	636
Increase / (decrease) in other provisions and payables	-37	3,008
Net cash provided / (used) by working capital	-2,274	-809
equals (Net cash from/(to) operating activities)	-19,090	-14,029
plus (Net cash from/(to) investing activities)	-28,825	-32,958
Net cash from operating activities and investment	-47,915	-46,987
plus (Net cash from/(to) financing activities)	47,414	46,831
equals Net increase/(decrease) in cash held	-501	-156
Cash at the beginning of the year(a)	2,039	1,810
Net increase/(decrease) in cash	-501	-156
Cash at the end of the year	1,538	1,654
(a)	Previous year opening cash has changed since Budget.

Part 2: Australian Government Financial Statements

Note 20(a): Consolidated Revenue Fund
	2008-09 Estimate at 2009-10 Budget	2008-09 Outcome
	$m	$m
Total general government sector cash	1,538	1,654
less CAC Agency cash balances	919	1,324
plus Special public monies	147	231
Balance of Consolidated Revenue Fund at 30 June	766	561

The cash balances reflected in the balance sheet for the Australian Government GGS (Table 9) include the reported cash balances controlled and administered by Australian Government agencies subject to the Financial Management and Accountability Act 1997 and the reported cash balances controlled and administered by entities, subject to the Commonwealth Authorities and Companies Act 1997 (CAC Act), that implement public policy through the provision of primarily non-market services.

Revenues or monies raised by the Executive Government automatically form part of the Consolidated Revenue Fund by force of section 81 of the Australian Constitution. For practical purposes, total Australian Government GGS cash, less cash controlled and administered by CAC Act entities, plus special public monies represents the Consolidated Revenue Fund referred to in section 81 of the Australian Constitution. On this basis, the balance of the Consolidated Revenue Fund is shown above.

Part 2: Australian Government Financial Statements

Attachment A

Financial reporting standards and budget concepts

The Charter of Budget Honesty Act 1998 (the Charter) requires the final budget outcome (FBO) to be based on external reporting standards.

The Government has produced a single set of financial statements that comply with both ABS GFS and AAS, meeting the requirement of the Charter, with departures disclosed. The financial statements for the Final Budget Outcome 2008-09 have been prepared on a basis consistent with the 2009-10 Budget. This enables comparison of the 2008-09 revised estimates published at the 2009-10 Budget and the outcome. The statements reflect the Government’s accounting policy that ABS GFS remains the basis of budget accounting policy, except where the Government applies AAS because it provides a better conceptual basis for presenting information of relevance to users of public sector financial reports.

AASB 1049 and the Accrual Uniform Presentation Framework (UPF) also provide a basis for reporting of public non-financial corporations (PNFC) and public financial corporations (PFC) sectors and the total non-financial public sector (NFPS).

General Government Sector Financial Reporting (AASB 1049)

The final budget outcome primarily focuses on the financial performance and position of the GGS. The ABS defines the GGS as providing public services which are mainly non-market in nature, mainly for the collective consumption of the community, involving the transfer or redistribution of income and financed mainly through taxes and other compulsory levies. Pursuant to AAS, the GGS has recently been recognised as a reporting entity.

AASB 1049 history and conceptual framework

The AASB released AASB 1049 for application from the 2008-09 financial year. AASB 1049 attempts to ‘harmonise’ ABS GFS and AAS.

The reporting framework for AASB 1049 requires the preparation of accrual-based general purpose financial reports, showing government assets, liabilities, revenue, expenses and cash flows. GGS reporting under AASB 1049 aims to provide users with information about the stewardship of each government in relation to its GGS and accountability for the resources entrusted to it; information about the financial position, performance and cash flows of each government’s GGS; and information that facilitates assessments of the macroeconomic impact. While AASB 1049 provides a basis for whole-of-government and GGS outcome reporting (including the PNFC and PFC sectors), budget reporting and budget outcome reporting focuses on the GGS.

Part 2: Australian Government Financial Statements

There are three main general purpose statements that must be prepared in accordance with ABS GFS and AASB 1049. These are:

•	an operating statement, including other economic flows, which shows net operating balance and net lending/borrowing (fiscal balance);

	–	to allow the presentation of a single set of financial statements in accordance with AASB 1049 the ABS GFS statement of other economic flows has been incorporated into the operating statement;

•	a balance sheet, which also shows net worth, net financial worth and net financial liabilities; and

•	a cash flow statement, which includes the calculation of the underlying cash balance.

In addition to these general purpose statements, notes to the financial statements are required. These notes include a summary of accounting policies, disaggregated information and other disclosures required by AAS. A full set of notes and other disclosures required by AAS are included in the annual consolidated financial statements.

All financial data presented in the financial statements are recorded as either stocks (assets and liabilities) or flows (classified as either transactions or other economic flows). Transactions result from a mutually agreed interaction between economic entities. Despite their compulsory nature, taxes are transactions deemed to occur by mutual agreement between the government and the taxpayer. Transactions that increase or decrease net worth (assets less liabilities) are reported as revenues and expenses respectively in the operating statement.1

A change to the value or volume of an asset or liability that does not result from a transaction is an other economic flow. This can include changes in values from market prices, most actuarial valuations, exchange rates and changes in volumes from discoveries, depletion and destruction. All other economic flows are reported in the operating statement.

Consistent with the ABS GFS framework, and in general AAS, the financial statements record flows in the period in which they occur. As a result, prior period outcomes may be revised for classification changes relating to information that could reasonably have been expected to be known in the past, is material in at least one of the affected periods and can be reliably assigned to the relevant period(s).

_____________________

1
Not all transactions impact on net worth. For example, transactions in financial assets and liabilities do not impact on net worth as they represent the swapping of assets and liabilities on the balance sheet.

Part 2: Australian Government Financial Statements

Operating statement

The operating statement presents details of transactions in revenues, expenses, the net acquisition of non-financial assets (net capital investment) and other economic flows for an accounting period.

Revenues arise from transactions that increase net worth and expenses arise from transactions that decrease net worth. Revenues less expenses gives the net operating balance. The net operating balance is similar to the National Accounts concept of government saving plus capital transfers.

The net acquisition of non-financial assets (net capital investment) measures the change in the Australian Government’s stock of non-financial assets owing to transactions. As such, it measures the net effect of purchases, sales and consumption (for example, depreciation of fixed assets and use of inventory) of non-financial assets during an accounting period.

Net acquisition of non-financial assets equals gross fixed capital formation, less depreciation, plus changes (investment) in inventories, plus other transactions in non-financial assets.

Other economic flows are presented in the operating statement and outline changes in net worth that are driven by economic flows other than revenues and expenses. Revenues, expenses and other economic flows sum to the total change in net worth during a period. The majority of other economic flows for the Australian Government GGS arise from price movements in its assets and liabilities.

Fiscal balance

The fiscal balance (or net lending/borrowing) is the net operating balance less net capital investment. Thus, the fiscal balance includes the impact of net expenditure (effectively purchases less sales) on non-financial assets rather than consumption (depreciation) of non-financial assets. 2

The fiscal balance measures the Australian Government’s investment-saving balance. It measures in accrual terms the gap between government savings plus net capital transfers, and investment in non-financial assets. As such, it approximates the contribution of the Australian Government GGS to the balance on the current account in the balance of payments.

_____________________

2
The net operating balance includes consumption of non-financial assets because depreciation is an expense.  Depreciation also forms part of net capital investment, which (in the calculation of fiscal balance) offsets the inclusion of depreciation in the net operating balance.

Part 2: Australian Government Financial Statements

Balance sheet

The balance sheet shows stocks of assets, liabilities and net worth. In accordance with the UPF, net debt, net financial worth and net financial liabilities are also reported in the balance sheet.

Net worth

The net worth of the GGS, PNFC and PFC sectors are defined as assets less liabilities. This differs from the ABS GFS definition for the PNFC and PFC sectors where net worth is defined as assets less liabilities less shares and other contributed capital. Net worth is an economic measure of wealth, reflecting the Australian Government’s contribution to the wealth of Australia.

Net financial worth

Net financial worth measures a government’s net holdings of financial assets. It is calculated from the balance sheet as financial assets minus liabilities. This differs from the ABS GFS definition of net financial worth for the PNFC and PFC sectors, defined as financial assets less liabilities less shares less other contributed capital. Net financial worth is a broader measure than net debt, in that it incorporates provisions made (such as superannuation) as well as holdings of equity. Net financial worth includes all classes of financial assets and all liabilities, only some of which are included in net debt. As non-financial assets are excluded from net financial worth, this is a narrower measure than net worth. However, it avoids the concerns inherent with the net worth measure relating to the valuation of non-financial assets and their availability to offset liabilities.

Net financial liabilities

Net financial liabilities comprises total liabilities less financial assets but excludes equity investments in the other sectors of the jurisdiction. Net financial liabilities is a more accurate indicator than net debt of a jurisdiction’s fiscal position as it includes substantial non-debt liabilities such as accrued superannuation and long service leave entitlements. Excluding the net worth of other sectors of governments results in a purer measure of financial worth than net financial worth as, in general, the net worth of other sectors of government, in particular the PNFC sector, is backed up by physical assets.

Net debt

Net debt is the sum of selected financial liabilities (deposits held; advances received; government securities, loans, and other borrowings) less the sum of selected financial assets (cash and deposits; advances paid; and investments, loans and placements).3

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3
Financial assets are defined as cash, an equity instrument of another entity, a contractual right to receive cash or financial asset, and a contract that will or may be settled in the entity’s own equity instruments.

Part 2: Australian Government Financial Statements

Net debt does not include superannuation related liabilities. Net debt is a common measure of the strength of a government’s financial position. High levels of net debt impose a call on future revenue flows to service that debt.

Cash flow statement

The cash flow statement identifies how cash is generated and applied in a single accounting period. The cash flow statement reflects a cash basis of recording (rather than an accrual basis) where information is derived indirectly from underlying accrual transactions and movements in balances. This, in effect, means that transactions are captured when cash is received or when cash payments are made. Cash transactions are specifically identified because cash management is considered an integral function of accrual budgeting.

Underlying cash balance

The underlying cash balance plus Future Fund earnings (ABS GFS cash surplus/deficit) is the cash counterpart of the fiscal balance, reflecting the Australian Government’s cash investment-saving balance. This measure is conceptually equivalent under the current accrual framework and the previous cash framework. For the GGS, the underlying cash balance is calculated as shown below.

Net cash flows from operating activities
plus
Net cash flows from investments in non-financial assets
less
Net acquisitions of assets acquired under finance leases and similar arrangements4 equals
ABS GFS cash surplus/deficit
less
Future Fund earnings
equals
Underlying cash balance

The Government is reporting the underlying cash balance net of Future Fund earnings from 2005-06 onwards because the earnings will be reinvested to meet future superannuation payments and are therefore not available for current spending. However, Future Fund earnings are included in the fiscal balance because superannuation expenses relating to future cash payments are recorded in the fiscal balance estimates.

_____________________

4
The underlying cash balance treats the acquisition and disposal of non-financial assets in the same manner regardless of whether they occur by purchase/sale or finance lease —acquisitions reduce the underlying cash balance and disposals increase the underlying cash balance. However, finance leases do not generate cash flows at the time of acquisition or disposal equivalent to the value of the asset. As such, net acquisitions of assets under finance leases are not shown in the body of the cash flow statement but are reported as a supplementary item for the calculation of the underlying cash balance.

Part 2: Australian Government Financial Statements

Expected Future Fund earnings are separately identified in the Australian Government GGS cash flow statement in Table 10 of this statement and the historic tables in Appendix B.

Headline cash balance

The headline cash balance is calculated by adding net cash flows from investments in financial assets for policy purposes and Future Fund earnings to the underlying cash balance.

Cash flows from investments in financial assets for policy purposes include equity transactions and net advances.5 Equity transactions include equity injections into controlled businesses and privatisations of government businesses. Net advances include net loans to the States, net loans to students under the Higher Education Loan Program (HELP), and contributions to international organisations that increase the Australian Government’s financial assets.

Sectoral classifications

To assist in analysing the public sector, data are presented by institutional sector as shown in Figure 1. ABS GFS defines the GGS and the PNFC and PFC sectors. In accordance with the ABS GFS, AASB 1049 has also adopted this sectoral reporting.

_____________________

5	Cash flows from investments in financial assets for policy purposes were called net advances under the cash budgeting framework.

Part 2: Australian Government Financial Statements

Figure 1: Institutional structure of the public sector

Part 2: Australian Government Financial Statements

Table 21: Entities within the sectoral classifications

General government sector entities

Agriculture, Fisheries and Forestry Portfolio

Australian Fisheries Management Authority, Australian Pesticides and Veterinary Medicines Authority, Australian Wine and Brandy Corporation, Biosecurity Australia, Cotton Research and Development Corporation, Dairy Adjustment Authority, Department of Agriculture, Fisheries and Forestry, Fisheries Research and Development Corporation, Grains Research and Development Corporation, Grape and Wine Research and Development Corporation, Land and Water Resources Research and Development Corporation, Rural Industries Research and Development Corporation, Sugar Research and Development Corporation, Wheat Exports Australia

Attorney-General’s Portfolio

Administrative Appeals Tribunal, Attorney General's Department, Australian Commission for Law Enforcement Integrity, Australian Crime Commission, Australian Customs and Border Protection Service, Australian Federal Police, Australian Human Rights Commission, Australian Institute of Criminology, Australian Law Reform Commission, Australian Security Intelligence Organisation, Australian Transaction Reports and Analysis Centre (AUSTRAC), Criminology Research Council, CrimTrac Agency, Family Court of Australia, Federal Court of Australia, Federal Magistrates Court of Australia, High Court of Australia, Insolvency and Trustee Service Australia, National Capital Authority, National Native Title Tribunal, Office of Parliamentary Counsel, Office of the  Commonwealth Director of Public Prosecutions

Broadband, Communications and the Digital Economy Portfolio

Australian Broadcasting Corporation, Australian Communications and Media Authority, Department of Broadband, Communications and the Digital Economy, Special Broadcasting Service Corporation

Defence Portfolio

AAF Company, Army and Air Force Canteen Service, Australian Military Forces Relief Trust Fund, Australian Strategic Policy Institute Limited, Australian War Memorial, Defence Housing Australia, Defence Materiel Organisation, Department of Defence, Department of Veterans Affairs, RAAF Welfare Recreational Company, Royal Australian Air Force Veterans' Residences Trust Fund, Royal Australian Air Force Welfare Trust Fund, Royal Australian Navy Central Canteens Board, Royal Australian Navy Relief Trust Fund

Part 2: Australian Government Financial Statements

Table 21: Entities within the sectoral classifications (continued)

General government sector entities (continued)

Education, Employment and Workplace Relations Portfolio

Australian Fair Pay Commission Secretariat, Australian Industrial Registry, Comcare, Department of Education, Employment and Workplace Relations,  Office of the Australian Building and Construction Commissioner, Office of the Workplace Ombudsman, Seafarers Safety, Rehabilitation and Compensation Authority (Seacare Authority), Teaching Australia — Australian Institute for Teaching and School Leadership Limited, Australian Learning and Teaching Council Limited, Workplace Authority

Environment, Water, Heritage and the Arts Portfolio

Australia Business Arts Foundation Ltd, Australia Council, Australian Film, Television and Radio School, Australian National Maritime Museum, Bundanon Trust, Bureau of Meteorology, Department of Environment, Water, Heritage and the Arts, Director of National Parks, Great Barrier Reef Marine Park Authority, Murray Darling Basin Authority, National Film and Sound Archive, National Gallery of Australia, National Library of Australia, National Museum of Australia, National Water Commission, Screen Australia, Sydney Harbour Federation Trust

Family, Housing, Community Services and Indigenous Affairs Portfolio

Aboriginal Hostels Limited, Anindilyakwa Land Council, Central Land Council, Department of Families, Housing, Community Services and Indigenous Affairs, Equal Opportunity for Women in the Workplace Agency, Indigenous Business Australia, Indigenous Land Corporation, Northern Land Council, Tiwi Land Council, Torres Strait Regional Authority, Wreck Bay Aboriginal Community Council

Finance and Deregulation Portfolio

Australian Electoral Commission, Australian Reward Investment Alliance, Comsuper, Department of Finance and Deregulation, Future Fund Management Agency,  Tuggeranong Office Park Pty Limited

Foreign Affairs and Trade Portfolio

AusAID, Australian Centre for International Agricultural Research, Australian Secret Intelligence Service, Australian Trade Commission, Department of Foreign Affairs and Trade, Export Finance and Insurance Corporation National Interest Account(a)

(a)	This entity was reclassified from the public financial corporation sector to the general government sector at the Mid-Year Economic and Fiscal Outlook 2007-08.

Part 2: Australian Government Financial Statements

Table 21: Entities within the sectoral classifications (continued)

General government sector entities (continued)

Health and Ageing Portfolio

Aged Care Standards and Accreditation Agency Ltd, Australian Institute of Health and Welfare, Australian Organ and Tissue Donation and Transplantation Authority, Australian Radiation Protection and Nuclear Safety Agency, Australian Sports Anti Doping Authority, Australian Sports Commission, Cancer Australia, Department of Health and Ageing, Food Standards Australia New Zealand, General Practice Education and Training Limited, National Blood Authority, National Breast and Ovarian Cancer Centre, National Health and Medical Research Council, Private Health Insurance Administration Council, Private Health Insurance Ombudsman, Professional Services Review Scheme

Human Services Portfolio Centrelink (Commonwealth Service Delivery Agency), Department of Human Services, Medicare Australia
Immigration and Citizenship Portfolio Department of Immigration and Citizenship, Migration Review Tribunal and Refugee Review Tribunal

Infrastructure, Transport, Regional Development and Local Government Portfolio

Australian Maritime Safety Authority, Australian Transport Safety Bureau, Civil Aviation Safety Authority, Department of Infrastructure, Transport, Regional Development and Local Government

Innovation, Industry, Science and Research Portfolio

Australian Institute of Aboriginal and Torres Strait Islander Studies, Australian Institute of Marine Science, Australian Nuclear Science and Technology Organisation, Australian Research Council, Commonwealth Scientific and Industrial Research Organisation, Department of Innovation, Industry, Science and Research,  IIF Bio Ventures Pty Limited, IIF (CM) Investments Pty Limited, IIF Foundation Pty Limited, IIF Investments Pty Limited, IIF Neo Pty Limited, IP Australia

Prime Minister and Cabinet Portfolio

Australian Institute of Family Studies, Australian National Audit Office, Australian Public Service Commission, Department of Climate Change, Department of the Prime Minister and Cabinet, National Archives of Australia, National Australia Day Council Limited, Office of the Commonwealth Ombudsman, Office of National Assessments, Office of the Inspector General of Intelligence and Security, Office of the Official Secretary to the Governor General, Office of the Privacy Commissioner, Office of Renewable Energy Regulator, Old Parliament House

Part 2: Australian Government Financial Statements

Table 21: Entities within the sectoral classifications (continued)
General government sector entities (continued)
Resources, Energy and Tourism Portfolio Department of Resources, Energy and Tourism, Geoscience Australia, National Offshore Petroleum Safety Authority, Tourism Australia

Treasury Portfolio

Australian Bureau of Statistics, Australian Competition and Consumer Commission, Australian Office of Financial Management, Australian Prudential Regulation Authority, Australian Securities and Investments Commission, Australian Taxation Office, Commonwealth Grants Commission, Corporations and Markets Advisory Committee, Department of the Treasury, Inspector-General of Taxation, National Competition Council, Office of the Auditing and Assurance Standards Board,  Office of the Australian Accounting Standards Board, Productivity Commission, Royal Australian Mint

Parliamentary Departments Department of Parliamentary Services, Department of the House of Representatives, Department of the Senate

Part 2: Australian Government Financial Statements

Table 21: Entities within the sectoral classifications (continued)
Public financial corporations
Education, Employment and Workplace Relations Portfolio
Coal Mining Industry (Long Service Leave Funding) Corporation
Finance and Deregulation Portfolio
Australian Industry Development Corporation, Medibank Private Ltd
Foreign Affairs and Trade Portfolio
Export Finance and Insurance Corporation
Treasury Portfolio
Australia Reinsurance Pool Corporation, Reserve Bank of Australia

Public non-financial corporations
Attorney General’s Portfolio
Australian Government Solicitor
Broadband, Communications and the Digital Economy Portfolio
Australian Postal Corporation, NBN Co Ltd
Finance and Deregulation Portfolio
Albury-Wodonga Development Corporation, Australian River Co. Ltd, ASC Pty Ltd, Australian Technology Group Ltd
Human Services Portfolio
Australian Hearing Services
Infrastructure, Transport, Regional Development and Local Government Portfolio
Airservices Australia, Australian Rail Track Corporation Ltd

Part 2: Australian Government Financial Statements

Differences between ABS GFS and AAS framework (AASB 1049)

AASB 1049 has adopted the AAS conceptual framework and principles for the recognition of assets, liabilities, revenues, expenses and their presentation, measurement and disclosure. In addition, AASB 1049 has broadly adopted the ABS GFS conceptual framework for presenting government financial statements. In particular, AASB 1049 requires the GGS to prepare a separate set of financial statements, over-riding AASB 127 Consolidated and Separate Financial Statements. AASB 1049 also follows ABS GFS by requiring changes in net worth to be split into either transaction or ‘other economic flow’ and for this to be presented in a single operating statement. AASB 1049 is therefore broadly consistent with international statistical standards (SNA93) and the International Monetary Fund’s (IMF) Government Finance Statistics Manual 2001).6

Some of the major differences between AASB 1049 and the ABS GFS treatments of transactions are outlined in Table 22. Further information on the differences between the two systems is provided in the ABS publication Australian System of Government Finance Statistics: Concepts, Sources and Methods, 2005 (cat. no. 5514.0).

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6
Additional information on the Australian accrual GFS framework is available in the ABS publication Australian System of Government Finance Statistics: Concepts, Sources and Methods, 2005 (cat. no. 5514.0).

Part 2: Australian Government Financial Statements

Table 22: Major differences between AAS and ABS GFS
Issue	AAS treatment	ABS GFS treatment	Treatment adopted
Acquisition of defence weapons platforms	Treated as capital expenditure. Defence weapons platforms appear as an asset on the balance sheet. Depreciation expense on assets is recorded in the operating statement.
Treated as an expense at the time of acquisition. Defence weapons platforms do not appear as an asset on the balance sheet and no depreciation is recorded in the operating statement. ABS is updating its treatment from September Quarter 2009 and will align with AAS.
AAS, early adoption of ABS GFS
Circulating coins — seigniorage	The profit between the cost and sale of circulating coin (seigniorage) is treated as revenue.	Circulating coin is treated as a liability, and the cost of producing the coins is treated as an expense.	AAS
Special Drawing Rights (SDRs)	SDRs currency issued by the International Monetary Fund (IMF) is treated as a liability.	SDR currency issued by the IMF is treated as a contingent liability. ABS is updating its treatment from September Quarter 2009 and will align with AAS.	AAS, early adoption of ABS GFS
Provisions for bad and doubtful debts	Treated as part of operating expenses and included in the balance sheet as an offset to assets.	Creating provisions is not considered an economic event and therefore not considered to be an expense or reflected in the balance sheet.	AAS
Advances to IDA/ADF	Recorded at fair value in the balance sheet.	Recorded at nominal value in balance sheet.	ABS GFS
Concessional loans	Discounts concessional loans by a market rate of a similar instrument.	Does not discount concessional loans as no secondary market is considered to exist.	AAS
Fiscal aggregates differences
Finance leases	Does not deduct finance leases in the derivation of the cash surplus/deficit.	Deducts finance leases in the derivation of the cash surplus/deficit.	Both are disclosed
Net worth of PNFC and PFC sectors	Calculated as assets less liabilities.	Calculated as assets less liabilities less shares and other contributed capital.	AAS
Classification difference
Prepayments	Treated as a non-financial asset.	Treated as a financial asset.	AAS

Part 2: Australian Government Financial Statements

Attachment B

Australian Loan Council Allocation

Under Loan Council arrangements, every year the Australian Government and each State and Territory government nominate a Loan Council Allocation (LCA). A jurisdiction’s LCA incorporates:

•
the estimated non-financial public sector GFS cash surplus/deficit (made up from the balances of the general government and public non-financial corporations sectors and total non-financial public sector acquisitions under finance leases and similar arrangements);

•	net cash flows from investments in financial assets for policy purposes; and

•	memorandum items, which involve transactions that are not formally borrowings but nevertheless have many of the characteristics of borrowings.

LCA nominations are considered by the Loan Council, having regard to each jurisdiction’s fiscal position and infrastructure requirements, as well as the macroeconomic implications of the aggregate figure.

As set out in Table 23, the Australian Government’s 2008-09 LCA final budget outcome is a $31,791 million deficit. This compares with the Australian Government’s 2008-09 LCA Budget estimate of a $23,641 million surplus.

A tolerance limit of 2 per cent of non-financial public sector receipts applies between the LCA Budget estimate and the outcome. Tolerance limits recognise that LCAs are nominated at an early stage of the Budget process and may change as a result of policy and parameter changes. The Australian Government’s 2008-09 LCA final budget outcome exceeds the 2 per cent tolerance limit. This change primarily reflects the decline in taxation revenues resulting from the global recession and the increase in payments associated with the Government’s economic stimulus packages in response to the downturn in economic conditions.

Part 2: Australian Government Financial Statements

Table 23: Australian Government Loan Council Allocation
		2008-09 Budget Estimate	2008-09 Outcome
		$m	$m
	GG sector cash surplus(-)/deficit(+)	-25,699	22,881
	PNFC sector cash surplus(-)/deficit(+)	856	973
	NFPS cash surplus(-)/deficit(+)(a)	-24,843	23,853
	Acquisitions under finance leases and similar arrangements	502	566
equals	ABS GFS cash surplus(-)/deficit(+)	-24,341	24,419
minus	Net cash flow s from investments in financial assets for policy purposes(b)	-1,548	-7,889
plus	Memorandum items(c)	-849	-518
	Loan Council Allocation	-23,641	31,791
(a)	May not directly equate to the sum of the GG sector and the PNFC sector cash surplus/deficit due to intersectoral transfers which are netted out.
(b)
Net cash flows from investments in financial assets for policy purposes are displayed with the same sign as which they are reported in cash flow statements. Such transactions involve the transfer or exchange of a financial asset and are not included within the cash deficit/surplus. However, the cash flow from investments in financial assets for policy purposes has implications for a government’s call on financial markets.

(c)
For the Commonwealth’s Loan Council Allocation outcome, memorandum items include the change in net present value (NPV) of operating leases (with NPV greater than $5 million) and the over funding of superannuation.

Part 3: Australia’s Federal Relations

This part provides information on payments for specific purposes and general revenue assistance, including GST payments, provided to the States and Territories (the States).

On 29 November 2008, the Council of Australian Governments agreed to a new Intergovernmental Agreement on Federal Financial Relations (Intergovernmental Agreement) which provides the overarching framework for collaboration between the Commonwealth and the States.

The Intergovernmental Agreement, which commenced on 1 January 2009, involves significant reforms to payments for specific purposes. Under the new framework, some payments for specific purposes under the previous arrangements have been: incorporated into the new National Specific Purpose Payments (National SPP); deemed to be National Partnership payments; or paid as general revenue assistance since 1 January 2009. This affects the presentation of these payments in 2008-09, which is a transitional year for Commonwealth payments to the States.

More detailed information on the Intergovernmental Agreement is provided in Budget Paper No. 3, Australia’s Federal Relations 2009-10.

Overview of payments to the States

The States receive significant financial support from the Commonwealth. In 2008-09, the Commonwealth provided the States with payments for specific purposes of $41.7 billion and general revenue assistance, including GST payments, of $42.4 billion, totalling $84.0 billion, as shown in Table 24. This represents a 12.8 per cent increase compared with 2007-08.

Table 24: Commonwealth payments to the States, 2008-09
$million	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Payments for specific purposes	13,475	9,498	8,918	4,113	3,299	1,000	562	790	41,655
General revenue assistance	11,968	9,318	7,972	4,460	3,796	1,627	871	2,341	42,352
Total payments to the States	25,443	18,815	16,890	8,573	7,095	2,626	1,433	3,131	84,006

Part 3: Australia’s Federal Relations

Chart 1 shows the State shares of total payments from the Commonwealth in 2008-09.

Chart 1: State shares of Commonwealth payments, 2008-09

Payments for specific purposes

The Commonwealth provides payments to and through the States for specific purposes in order to pursue policy objectives in areas that may be administered by the States and local governments. Payments to the States for specific purposes constituted a significant proportion of Commonwealth expenditure — 12.8 per cent of total Commonwealth expenditure in 2008-09.

These payments cover most functional areas of state and local government activity — including health, education, community services, housing, infrastructure and environment — as illustrated in Chart 2.

Part 3: Australia’s Federal Relations

Chart 2: Composition of payments for specific purposes, 2008-09(a)

(a)	Payments to local government include general revenue assistance components only. Other payments to local government are categorised under the relevant sector.

National Specific Purpose Payments and National Partnership payments

Under the Intergovernmental Agreement, many payments for specific purposes were rationalised into one of the five new National SPPs. These new National SPPs are the primary way that the Commonwealth supports the States’ efforts in delivering services in the major sectors of health, schools, skills and workforce development, disability services and affordable housing. The National SPPs for schools, skills and workforce development, disability services and affordable housing commenced on 1 January 2009 and the National Healthcare SPP commenced on 1 July 2009.

These new National SPPs replaced a number of existing payments that were paid up to 31 December 2008 (or 30 June 2009 in the case of healthcare). Payments made throughout the year for National SPPs are advances based on Commonwealth estimates of the growth factors. A balancing adjustment in respect of the advances is made after the end of the financial year once outcome data are available.

The National SPPs are distributed among the States according to population shares based on the Australian Statistician’s determination of States’ population shares as at 31 December of each financial year. In recognition that distributing National SPPs according to population shares would result in a shift in payment shares, the new method of distribution will be phased in over five years from 2009-10.

●	In the case of the government schools component of the National Schools SPP, the relevant population is each State’s share of full-time equivalent student enrolments in government schools.

Part 3: Australia’s Federal Relations

In addition to National SPPs, the Commonwealth provides National Partnership payments to the States to support the delivery of specific projects (project payments), to facilitate reforms (facilitation payments), or to reward those jurisdictions that deliver on nationally-significant reforms (reward payments). Previous payments for specific purposes that were not rolled into the National SPPs and election commitments have become National Partnership project payments where they support national objectives and provide a financial contribution to the States to deliver specific projects. Furthermore as noted previously, several payments which were previously classified as specific purposes payments were paid as general revenue assistance from 1 January 2009.

In 2008-09, the States received $41.7 billion in payments for specific purposes, an increase of 30.0 per cent compared with the $32.0 billion the States received in 2007-08. Total payments for specific purposes, including new National SPPs and National Partnership payments are shown in Table 25.

Table 25: Payments for specific purposes to the States, 2008-09(a),(b)
$million	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Health
National Healthcare SPP	-	-	-	-	-	-	-	-	-
National Partnerships	4,307	3,174	2,571	1,300	1,089	321	178	185	13,123
Education
National Schools SPP	1,425	1,106	866	460	355	105	81	64	4,463
National Skills and Workforce
Development SPP	212	157	123	64	48	15	11	7	636
National Partnerships	2,524	1,911	1,561	803	627	197	139	137	7,898
Community services
National Disability SPP	143	100	83	38	43	13	6	5	431
National Partnerships	583	443	389	175	169	53	22	24	1,859
Housing
National Affordable Housing SPP	188	129	113	60	46	17	13	20	586
National Partnerships	727	501	576	271	168	52	38	181	2,514
Infrastructure
National Partnerships	2,144	885	1,938	558	408	117	16	94	6,160
Environment
National Partnerships	123	97	53	48	84	16	2	13	437
Contingent
National Partnerships	251	374	110	12	69	5	0	10	832
Other
National Partnerships	107	68	73	48	31	12	7	18	365
Local government payments(c)	742	552	461	275	162	76	49	34	2,351
Total payments for specific purposes	13,475	9,498	8,918	4,113	3,299	1,000	562	790	41,655
(a)	National SPPs were paid from 1 January 2009, with the exception of the National Healthcare SPP that commenced on 1 July 2009.
(b)	National Partnership payments include all payments for specific purposes except payments formally paid as National SPPs from 1 January 2009.
(c)	Includes general revenue assistance components of payments to local government. Other payments to local government are categorised under the relevant sector.

Part 3: Australia’s Federal Relations

Chart 3 shows the State shares of payments for specific purposes from the Commonwealth in 2008-09.

Chart 3: State shares of payments for specific purposes, 2008-09

Financial assistance grants to local governments

The Commonwealth provided $2.4 billion in financial assistance grants to local governments in 2008-09. Table 26 provides details of these grants, which are provided to the States to be distributed to local governments in each State. An analogous payment is made to the Australian Capital Territory.

Financial assistance grants are increased annually on the basis of an escalation factor determined each year by the Treasurer. The 2008-09 grants were based on an estimated escalation factor of 1.0497 and incorporated recovery of an underpayment of $19.6 million in respect of 2007-08.

In the 2009-10 Budget, the Commonwealth decided to make the first quarter financial assistance grants payment for 2009-10 in the 2008-09 financial year with a corresponding reduction in 2009-10. This accelerated the provision of funding to local government and assisted the Government’s strategy of supporting economic growth and jobs.

To account for the bringing forward of these payments, the Treasurer determined an adjusted final escalation factor for 2008-09 of 1.3128. This adjusted factor was applied to the 2007-08 financial assistance grants entitlement to calculate total funding for 2008-09. Over the two years of 2008-09 and 2009-10, local governments will still receive their full financial assistance grants entitlement. For this reason, an adjusted estimated escalation factor for 2009-10 of 0.6210 has been determined.

Part 3: Australia’s Federal Relations

Table 26: Financial assistance grants to local government, 2008-09
$million	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
General purpose assistance	424.0	321.1	258.8	130.4	97.4	30.3	20.9	13.3	1,296.4
Untied local road funding	166.9	118.6	107.8	88.0	31.6	30.5	18.4	13.5	575.2
plus 2007-08 underpayment(a)	6.2	4.5	3.8	2.3	1.3	0.6	0.4	0.3	19.6
plus 2009-10 bring forward	151.4	112.7	94.0	56.0	33.0	15.6	10.1	6.9	479.6
Total(b)	748.5	557.0	464.4	276.7	163.4	77.0	49.8	33.9	2,370.8
(a)
There was an underpayment in 2007-08 because the estimated escalation factor of 1.0455 was lower than the unadjusted final factor of 1.0571. A balancing adjustment of $19.6 million was made in 2008-09.

(b)
Total financial assistance grants are the actual cash payment that each State receives on behalf of local government. They are equal to the estimated entitlement for a given year, adjusted for an overpayment or underpayment from the previous year. The difference between the estimated entitlement and the final entitlement for the current year will be adjusted in the following year.

General revenue assistance

General revenue assistance is a broad category of payments, including GST payments, which are provided to the States without conditions, to spend according to their own budget priorities.

In 2008-09, the States received $42.4 billion in general revenue assistance from the Commonwealth, as shown in Table 27, comprising $41.2 billion in GST payments and $1.2 billion of other general revenue assistance. This is a 0.2 per cent decrease in general revenue assistance, compared with the $42.5 billion the States received in 2007-08. In 2008-09, total general revenue assistance to the States represented 13.0 per cent of total Commonwealth expenditure.

Table 27: General revenue assistance, 2008-09
$million	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
GST payments	11,844	9,315	7,972	3,594	3,786	1,595	835	2,248	41,189
Other general revenue assistance
Budget balancing assistance	118	-	-	-	37	32	-	89	275
Royalties	-	-	-	843	-	-	-	4	847
Compensation
Reduced royalties	-	-	-	54	-	-	-	-	54
GST policy decisions	-	-	-	-31	-27	-	-	-	-58
Snowy Hydro Ltd tax compensation	5	3	-	-	-	-	-	-	8
ACT municipal services	-	-	-	-	-	-	36	-	36
Total other general revenue assistance	123	3	-	866	9	32	36	93	1,162
Total general revenue assistance	11,968	9,318	7,972	4,460	3,796	1,627	871	2,341	42,352

GST payments

Reconciling GST revenue and GST payments to the States

The Commonwealth makes GST payments to the States based on the revenue received from the GST. In 2008-09, GST revenue was $42.6 billion — a decrease of $1.8 billion (4.0 per cent) from 2007-08.

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However, GST revenue for a financial year varies from the amount of GST payments to the States for that year for several reasons including:

•
GST revenues which are recognised on a Commonwealth whole-of-government basis, but are not recognised by the Commissioner of Taxation in his June determination because the revenues will not be remitted to the Australian Taxation Office until the following financial year; and

•	penalties, other than general interest charge penalties, which are not included in the definition in the Intergovernmental Agreement of GST to be paid to the States.

In June 2009, the Commissioner of Taxation determined the amount of GST payable to the States in 2008-09. That estimate forms the basis of GST payments to the States for the financial year. This is the last year that the Commissioner will determine the amount of GST payable to the States. From 2009-10, that amount will be based on the final GST outcome rather than the Commissioner’s determination. To ensure that the States receive their correct entitlement of GST payments for the 2008-09 financial year, a balancing adjustment for each State will be made in the 2009-10 financial year.

The reconciliation of GST revenue and GST payments to the States is provided in Table 28.

Table 28: GST revenue and GST payments to the States, 2008-09
$million	Total
GST revenue	42,626
less change in GST receivables	1,291
GST receipts	41,335
less non-GIC penalties collected(a)	97
less GST collected by Commonwealth agencies but not yet remitted to the ATO(b)	79
plus variation from the Commissioner's determination(c)	-19
plus prior year balancing adjustment(d)	49
GST payments to the States	41,189
(a)
General interest charge (GIC) penalties are defined in the Intergovernmental Agreement as being a part of the Commonwealth’s GST revenue that is paid to the States. However, while other GST related penalties are also recognised in the Commonwealth’s GST revenue, non-GIC penalties are not defined in the Intergovernmental Agreement as being a part of the GST revenue that is paid to the States.

(b)
This is the GST component of sales by Commonwealth agencies which has been collected by those agencies but which, as at 30 June in each year, will not have been remitted to the Australian Taxation Office, because it is not due to be paid until the next Business Activity Statement is lodged (typically on 21 July in the following financial year).

(c)	The Commissioner’s determination for 2008-09 was $19 million lower than the final outcome. This underpayment will be paid in 2009-10.
(d)	The Commissioner’s determination for 2007-08 was $49 million lower than the final outcome. This underpayment was paid in 2008-09.

Distribution of GST payments among the States

As agreed by COAG in the Intergovernmental Agreement, the Commonwealth distributes GST payments among the States and Territories in accordance with the principle of horizontal fiscal equalisation and having regard to the recommendations of the Commonwealth Grants Commission.

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State shares of GST payments for 2008-09 are shown in Chart 4.

Chart 4: State shares of GST payments, 2008-09

GST relativities

The Commission recommends GST relativities to be used in calculating each State’s share of GST payments. The relativities determine how much GST revenue each State receives compared with an equal per capita share and are determined such that, if each State made the same effort to raise revenue from its own sources and operated at the same level of efficiency, each State would have the capacity to provide services at the same standard.

The GST relativities for 2008-09 were endorsed by the Ministerial Council for Commonwealth-State Financial Relations in March 2008. The relativities for 2008-09 are shown in Table 29.

Table 29: GST relativities, 2008-09
NSW	VIC	QLD	WA	SA	TAS	ACT	NT
0.91060	0.92540	0.96508	0.88288	1.20856	1.52994	1.17205	4.51835

Applying the GST relativities to the GST pool

The GST relativities were applied to estimated state populations in order to determine an adjusted population for each State. Each State received its adjusted population share of the combined pool of GST payments and unquarantined health care grants, provided by the Commonwealth under the Australian Health Care Agreements, to estimate adjusted shares of the GST pool. The final distribution of GST payments is determined by deducting the unquarantined health care grants, which are separately provided to the States, from each State’s share of the GST pool. The calculations for the distribution of the GST pool are shown in Table 30.

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Table 30: Distribution of the GST pool, 2008-09
	Estimated	State	Adjusted	Share of	Share of	Unquarantined	GST
	31 December	revenue	population	adjusted	GST pool	health care	payments
	population	sharing	(1) x (2)	population		grants	(5) - (6)
		relativities		per cent	$million	$million	$million
	(1)	(2)	(3)	(4)	(5)	(6)	(7)
NSW	7,041,393	0.91060	6,411,892	29.6	15,103.1	3,258.7	11,844.4
VIC	5,364,796	0.92540	4,964,582	22.9	11,694.0	2,379.2	9,314.8
QLD	4,349,529	0.96508	4,197,643	19.4	9,887.5	1,915.0	7,972.5
WA	2,204,040	0.88288	1,945,903	9.0	4,583.5	990.0	3,593.6
SA	1,612,002	1.20856	1,948,201	9.0	4,588.9	802.5	3,786.5
TAS	500,278	1.52994	765,395	3.5	1,802.9	208.1	1,594.8
ACT	347,843	1.17205	407,689	1.9	960.3	125.0	835.3
NT	221,682	4.51835	1,001,637	4.6	2,359.3	111.8	2,247.5
Total	21,641,563	n/a	21,642,944	100.0	50,979.5	9,790.1	41,189.4

The new Intergovernmental Agreement has significantly changed the scope of the revenue sharing relativities the Commission is asked to recommend. 2008-09 was the last year that the Commission was asked to recommend a relativity to distribute a pool of GST payments plus health care grants. From 2009-10, the Commission is asked to recommend a relativity to distribute only GST payments. Health care grants are now treated in the same way as other payments which have been rationalised into the new National SPPs.

GST administration costs

The Commissioner of Taxation administers the GST law and the States compensate the Commonwealth for the agreed costs incurred by the Australian Taxation Office in administering the GST, including costs incurred by the Australian Customs Service, as shown in Table 31.

Table 31: GST administration, 2008-09
$million	Actual
	2007-08	2008-09
Australian Taxation Office budget	633.0	631.9
less prior year adjustment	32.8	1.4
equals State government administration payments	600.2	630.5
less Australian Taxation Office outcome(a)	631.6	602.0
equals Commonwealth budget impact	-31.4	28.5
plus prior year adjustment	32.8	1.4
equals following year adjustment	1.4	29.9
(a)	Preliminary outcome for 2008-09 pending confirmation by the Australian National Audit Office.

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In March 2008, the Ministerial Council for Commonwealth-State Financial Relations agreed to a GST administration budget of $631.2 million for 2008-09. This was subsequently revised up to $631.9 million owing to a revised estimate of the costs.

The preliminary outcome for the 2008-09 GST administration expenses of $602.0 million differs from the amount paid by the States and the prior year adjustment by $29.9 million. Once the outcome for GST administration in 2008-09 is audited, any adjustment required because of this difference will be incorporated into the States’ administration costs for 2009-10.

Other general revenue assistance

Budget balancing assistance

The Commonwealth paid budget balancing assistance to the States in 2008-09 where a State’s share of GST payments in the financial year was less than its guaranteed minimum amount for that year. No budget balancing assistance is payable when GST revenue exceeds the guaranteed minimum amount. The guaranteed minimum amount for four States — New South Wales, South Australia, Tasmania and the Northern Territory — exceeded those States’ shares of the GST payments, as shown in Table 32. Consequently, the Commonwealth provided total budget balancing assistance of $275 million.

Table 32: Guaranteed minimum amount, GST payments and budget balancing assistance, 2008-09
$million	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Guaranteed minimum amount	11,962	9,215	7,725	3,451	3,823	1,627	803	2,336	40,943
GST payments	11,844	9,315	7,972	3,594	3,786	1,595	835	2,248	41,189
Budget balancing assistance	118	0	0	0	37	32	0	89	275

Taxation compensation in respect of Snowy Hydro Limited

There is lower than expected expenses of $415 million in 2008-09 owing to New South Wales and Victoria choosing not to accept the Commonwealth’s offer to cash out the Snowy Hydro Ltd company tax compensation.

GST compensation for small business concession

The Government proposed in the 2009-10 Budget that it will recover, in 2009-10, the net overpayment of compensation for the deferral of GST revenue resulting from the 2004-05 decision to allow small businesses and non-profit organisations that voluntarily registered for the GST to pay and report GST on an annual rather than monthly or quarterly basis. The overestimate of the cost of the measure led to an overpayment of compensation to the States, which is estimated to be $309 million at the end of 2008-09.

The amount to be recovered is the present value of the overpayment less the present value of the stream of future annual payments. This arrangement will extinguish all

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current and future Commonwealth and state commitments in respect of this measure. Western Australia and South Australia elected to repay their overpayment in 2008-09.

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Attachment A

Payments to the States

This attachment provides accrual estimates of Commonwealth payments to the States and local governments. This includes Commonwealth advances (loans) to the States, including new advances, interest on advances and repayments of advances. Most of these advances were funded from borrowings made on behalf of the States under previous Australian Loan Council arrangements.

The Intergovernmental Agreement which commenced on 1 January 2009 is reflected in the tables in this attachment. This affects the presentation of these payments in 2008-09 as most payments were moved to the new financial arrangements from 1 January 2009. For example, Table 36 reflects the payments to support housing services (paid by the portfolio agency until 31 December 2008), and the transition of these terminating payments into the National Affordable Housing SPP (paid from 1 January 2009 by the Treasury).

The tables present estimated payments to the States for 2008-09:

Table 33 — health;

Table 34  — education;

Table 35 — community services;

Table 36 — housing;

Table 37 — infrastructure;

Table 38 — environment;

Table 39 — other purposes;

Table 40 — contingent liabilities;

Table 41 — general revenue assistance;

Table 42 — advances, repayment of advances and interest payments; and

Table 43 — payments presented on the Australian Bureau of Statistics Government Finance Statistics (GFS) functional basis.

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Table 43 is comparable to Table 34 of the Final Budget Outcome 2007-08 which presented payments for specific purposes at a GFS functional level (for example, general public services, public order and safety, education and health).

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Table 33: Payments for specific purposes to support state health services, 2008-09
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Healthcare SPP	-	-	-	-	-	-	-	-	-
Healthcare grants	3,397,635	2,486,103	2,008,318	1,032,308	844,023	223,507	133,807	131,304	10,257,005
Essential vaccines - service delivery component(a)	2,816	1,666	1,587	919	324	216	110	154	7,792
National public health(b)	75,135	57,523	41,126	22,657	17,543	8,930	4,925	5,769	233,608
Youth health services	875	649	454	236	214	66	61	61	2,616
National Partnership payments
Elective surgery waiting list reduction program	30,633	48,000	42,300	14,300	8,200	6,400	1,667	3,500	155,000
Essential vaccines	135,024	99,497	85,465	48,487	27,023	10,624	6,899	4,590	417,609
Health and Hospital Fund projects	17,000	9,200	43,000	-	30,000	10,000	-	-	109,200
Health and hospital workforce reform	425,041	316,047	250,135	127,524	104,869	29,968	18,165	14,741	1,286,490
Health infrastructure
Bacchus Marsh hospital upgrade	-	1,000	-	-	-	-	-	-	1,000
Cairns Base Hospital chemotherapy cancer initiative	-	-	500	-	-	-	-	-	500
Cairns integrated cancer centre	-	-	1,000	-	-	-	-	-	1,000
Children's cancer centre, Adelaide	-	-	-	-	3,000	-	-	-	3,000
CT for Kempsey district hospital	1,000	-	-	-	-	-	-	-	1,000
Lismore integrated cancer centre	3,500	-	-	-	-	-	-	-	3,500
MRI unit for Cairns base hospital	-	-	3,500	-	-	-	-	-	3,500
North lakes health project	-	-	5,000	-	-	-	-	-	5,000
Olivia Newton John cancer centre, Melbourne	-	4,500	-	-	-	-	-	-	4,500
PET scanner for Calvary Mater Hospital, Newcastle	385	-	-	-	-	-	-	-	385
PET scanner for Westmead Hospital, Sydney	1,300	-	-	-	-	-	-	-	1,300
Tasmanian health package	-	-	-	-	-	15,050	-	-	15,050

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Table 33: Payments for specific purposes to support state health services, 2008-09 (continued)
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Health services
Healthy kids health checks	566	438	360	356	-	84	76	63	1,943
Human quarantine services	32	17	18	11	6	5	5	6	100
Longer stay older patients in public hospitals	12,810	8,140	6,500	3,970	4,490	990	300	300	37,500
National bowel cancer screening	-	444	357	183	143	106	89	76	1,398
National perinatal depression initiative	460	388	334	222	142	86	80	88	1,800
OzFoodNet(b)	161	135	118	70	112	86	64	80	826
Pneumococcal disease surveillance	39	21	-	9	-	6	7	28	110
Reducing rheumatic heart fever for
Indigenous children	-	-	379	380	-	-	-	287	1,046
Royal Darwin Hospital - equipped, prepared and ready	-	-	-	-	-	-	-	13,674	13,674
Satellite renal dialysis facilities in remote Northern Territory communities	-	-	-	-	-	-	-	844	844
Sexual assault counselling in remote Northern Territory areas	-	-	-	-	-	-	-	1,436	1,436
Supporting nurses back into the workforce
incentive payments	393	594	240	120	90	27	21	12	1,497
training payments	137	206	163	82	31	9	6	4	638
Torres Strait Islander health protection strategy mosquito control	-	-	728	-	-	-	-	-	728
Highly specialised drugs(c)	199,453	139,324	79,282	47,698	47,650	14,532	11,916	7,500	547,355
Organ transplantation services	1,343	-	-	-	-	-	-	-	1,343
Organ transplantation services – capital	179	-	-	-	-	-	-	-	179
Repatriation general hospitals	689	-	-	-	922	184	-	-	1,795
Total	4,306,606	3,173,892	2,570,864	1,299,532	1,088,782	320,876	178,198	184,517	13,123,267
(a)	The service delivery component of essential vaccines has been rolled into the National Healthcare SPP from 1 July 2009.
(b)
Payments for OzFoodNet and Torres Strait Islander health protection strategy mosquito control made prior to 31 December 2008, were paid under the national public health program. Individual line items for these initiatives show the total amount paid for the 2008-09 financial year. The total amount listed under the national public health program has been adjusted accordingly.

(c)	This payment is reclassified as a Commonwealth own-purpose expense with effect from 1 July 2009.

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Table 34: Payments for specific purposes to support state education services, 2008-09
$'000	NSW	VIC	OLD	WA	SA	TAS	ACT	NT	Total
National Schools SPP	1,425,286	1,105,584	866,160	460,309	355,026	105,255	81,342	63,750	4,462,712
Indigenous education strategic initiatives	25.682	4,131	43,276	15,093	4,250	2,278	1,262	19,663	115,635
Schools grants	1,341,218	1,045,641	850,644	420,677	318,990	93,111	73,870	52,872	4,197,023
Targeted programs	124,047	90,739	53,323	31,011	28,726	8,384	4,312	6,706	347,249
National Skills & Workforce Development SPP	211,688	156,636	123,112	64,268	47,647	15,097	10,824	7,018	636,290
Skilling Australia’s workforce	230,541	170,294	123,127	67,118	60,967	17,357	12,704	11,359	693,467
National Partnership payments
Nation Building and Jobs Plan -
Building the education revolution	297,763	251,600	193,830	113,722	90,708	30,329	17,790	16,087	1,011,829
Children's services	11,073	10,976	5,358	2,073	6,758	1,534	-	8,191	45,963
Digital education revolution	384,404	292,889	223,281	110,363	88,573	27,682	24,625	9,950	1,161,767
Early childhood education	10,249	7,613	250	3,950	2,766	990	694	990	27,502
Smarter schools National Partnership
Improving teacher quality	1,921	1,526	1,243	608	439	142	107	73	6,059
Literacy and numeracy	19,040	13,208	19,408	22,780	8,332	1,804	850	2,084	87,506
Low SES school communities	4,450	2,064	1,738	730	1,198	526	23	526	11,255
Indigenous early childhood development - children and family centres	4,459	994	4,487	2,528	1,505	483	483	2,528	17,467
Productivity places program	30,344	-	18,642	9,496	7,079	2,162	1,621	1,010	70,354
Schools security program	1,073	-	-	-	-	-	-	-	1,073
TAFE fee waivers for childcare qualifications	4,250	1,619	838	562	588	199	317	75	8,448
Trade training centres in schools	33,776	18,051	21,069	1,929	5,896	10,271	189	4,683	95,864
Total	4,161,264	3,173,567	2,549,786	1,327,216	1,029,448	317,605	231,013	207,565	12,997,464

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Table 34: Payments for specific purposes to support state education services, 2008-09 (continued)
$'000	NSW	VIC	QLD	WA	SA	TM	ACT	NT	Total
Memorandum item - payments for non-government schools included in payments above(a)
National Schools SPP	928,714	741,455	589,284	305,981	234,212	61,419	55,530	36,599	2,953,194
Indigenous education strategic initiatives	-	-	-	-	-	-	-	-	-
Schools grants	860,417	703,529	536,656	275,882	209,665	58,553	53,073	32,322	2,730,097
Targeted programs	33,887	9,902	19,743	9,170	10,754	813	454	1,141	85,863
Nation Building and Jobs Plan -
Building the education revolution	110,950	91,133	65,745	35,530	31,044	10,107	7,332	4,704	356,545
Digital education revolution	137,481	100,494	84,368	48,395	31,514	8,469	9,910	2,721	423,352
Literacy and numeracy	-	687	-	14,140	2,677	-	-	-	17,504
Trade training centres in schools	16,990	9,406	8,521	1,670	108	10,127	93	4,580	51,495
Total	2,088,440	1,656,606	1,304,317	690,767	519,973	149,489	126,391	82,067	6,618,050
(a)	Non-government schools payments are net of GST.

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Table 35: Payments for specific purposes to support community services, 2008-09
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Disability SPP	142,917	99,949	82,780	37,805	43,311	13,415	6,288	4,615	431,080
Disability services	138,279	94,830	78,482	35,286	44,434	13,451	5,899	4,466	415,127
Young people with disabilities	5,441	4,033	3,195	1,621	1,232	602	260	163	16,547
National Partnership payments
Aged care assessment	15,026	17,549	12,467	7,182	6,609	1,906	779	987	62,505
Certain concessions for pensioners and seniors card holders	76,422	54,632	38,148	19,210	21,734	6,980	1,552	1,064	219,742
Family violence partnership	-	-	-	-	-	-	-	9,500	9,500
Home and community care	337,433	265,725	250,585	110,268	92,944	29,050	12,997	7,850	1,106,852
Home and community care services for veterans	5,992	4,116	3,448	1,368	1,408	552	248	44	17,176
National reciprocal transport concessions	3,878	1,074	2,479	266	240	74	111	48	8,170
National action plan to build on social cohesion, harmony and security	304	193	289	-	43	45	42	32	948
Unaccompanied humanitarian minors	2	1,309	286	18	655		25	5	2,300
Total	725,694	543,410	472,159	213,024	212,610	66,075	28,201	28,774	2,289,947

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Table 36: Payments for specific purposes to support housing services, 2008-09
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Affordable Housing SPP	187,569	129,193	112,545	60,274	46,419	16,970	12,715	20,375	586,060
Commonwealth-State Housing Agreement block assistance/base funding	124,471	94,267	75,978	38,288	28,605	11,030	8,723	6,889	388,251
Community housing	11,205	8,486	6,839	3,447	2,575	802	551	352	34,257
Crisis accommodation assistance	6,944	5,259	4,238	2,136	1,596	497	342	218	21,230
Housing assistance for Indigenous people	9,519	1,947	13,518	8,494	4,467	348	-	10,424	48,717
Supported accommodation assistance	31,376	20,389	15,778	9,388	8,987	4,038	3,236	2,697	95,889
National Partnership payments
First Home Owners Boost	310,095	217,980	196,213	100,109	65,716	21,476	14,712	7,665	933,966
Homelessness	-	6,419	7,870	3,798	2,419	759	-	-	21,265
Nation Building and Jobs Plan - Social housing	136,049	93,750	105,849	35,338	24,685	7,679	6,538	3,945	413,833
Remote Indigenous housing	30,355	2,764	109,525	50,001	14,030	739	220	146,635	354,269
Social housing	65,201	49,576	40,048	20,244	14,990	4,662	3,221	2,058	200,000
Social housing subsidy program	1,926	-	-	-	-	-	-	-	1,926
Total	914,710	630,030	688,401	331,517	214,489	69,000	50,258	201,258	3,099,663

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Table 37: Payments for specific purposes to support state infrastructure services, 2008-09
$’000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Partnership payments
Regional and Local Community Infrastructure Program	152,712	129,351	76,543	57,070	38,788	15,735	2,000	7,791	479,990
East Kimberley development package	-	-	-	16,400	-	-	-	-	16,400
Interstate road transport	23,045	13,409	4,748	1,984	6,049	250	250	250	49,985
Kings Highway - upgrade	16,300	-	-	-	-	-	7,000	-	23,300
Local community sporting infrastructure	300	-	-	-	-	-	-	-	300
Nation building program	1,449,379	493,359	1,230,950	407,029	288,918	85,306	6,985	78,317	4,040,243
Nation building program - local government	153,021	98,738	142,211	75,462	37,722	15,547	-	7,435	530,136
Nation building plan for the future (Building Australia Fund)	349,000	150,000	484,000	-	22,000	-	-	-	1,005,000
Supplementary road funding to South Australia for local roads	-	-	-	-	14,267	-	-	-	14,267
Total	2,143,757	884,857	1,938,452	557,945	407,744	116,838	16,235	93,793	6,159,621

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Table 38: Payments for specific purposes to support state environmental services, 2008-09
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Partnership payments
Caring for our Country	49,823	39,255	31,515	35,446	18,980	7,259	1,690	5,197	189,165
Eradication of red imported fire ant	-	-	3,441	-	-	-	-	-	3,441
Exotic disease preparedness	243	20	71	7	19	3	-	20	383
Great Artesian Basin sustainability initiative	3,175	-	4,986	-	-	-	-	-	8,161
The Living Murray	37,922	13,125	-	-	10,884	-	-	-	61,931
Plant disease and eradication	-	-	691	2,515	1,168	-	-	-	4,374
Renewable remote power generation	13,176	4,799	10,862	10,139	3,863	1,253	-	7,723	51,815
Transfer of Commonwealth land to Victoria - Point Nepean	-	15,200	-	-	-	-	-	-	15,200
Water for the Future	18,738	25,086	1,839	150	48,915	7,341		-	102,069
Total	123,077	97,485	53,405	48,257	83,829	15,856	1,690	12,940	436,539

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Table 39: Contingent payments to the States, 2008-09
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Partnership payments
Equine influenza emergency response	5,801	297	5,740	-	150	-	22	-	12,010
Exceptional circumstances assistance	245,473	103,536	92,535	12,031	69,138	4,628	-	553	527,894
Hepatitis C settlement fund	-	-	-	2	-	-	-	-	2
Natural disaster relief	-	270,473	12,147	-	-	-	-	9,549	292,169
Total	251,274	374,306	110,422	12,033	69,288	4,628	22	10,102	832,075

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Table 40: Payments to support other state services, 2008-09
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
National Partnership payments
Bushfire mitigation	6,330	2,597	1,883	972	2,168	230	164	108	14,452
CrimTrac police reference system	391	-	1,000	-	1,039	-	-	1,975	4,405
Film and literature classification	64	66	70	72	74	76	78	77	577
Improving policing in very remote areas	-	-	4,255	5,000	4,172	-	-	9,259	22,686
Legal aid	53,756	35,888	35,963	30,892	13,736	5,844	4,097	4,229	184,405
Natural disaster mitigation package	3,727	3,849	8,968	1,228	2,357	831	499	970	22,429
North East Tasmania micro capital scheme	-	-	-	-	-	300	-	-	300
Seamless national economy	32,552	24,774	20,104	10,133	7,477	2,322	1,610	1,028	100,000
Sinking fund on state debt	38	5	-	-	8	-	-	-	51
Standard business reporting program	453	488	712	199	265	332	404	183	3,036
Strengthening Tasmania	-	-	-	-	-	2,500	-	-	2,500
Sydney Cricket Ground - new grandstand	10,000	-	-	-	-	-	-	-	10,000
Financial assistance grants	741,771	552,490	461,061	274,769	161,873	76,301	49,389	33,643	2,351,297
Total	849,082	620,157	534,016	323,265	193,169	88,736	56,241	51,472	2,716,138

Part 3: Australia’s Federal Relations

Table 41: General revenue assistance payments to the States and Territories, 2008-09
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
GST payments	11,844,406	9,314,807	7,972,497	3,593,568	3,786,480	1,594,802	835,317	2,247,514	41,189,391
Other general revenue assistance									-
Budget balancing assistance	117,924	-	-	-	36,711	31,847	-	88,736	275,218
Royalties	-	-	-	842,638	-	-	-	4,360	846,998
Compensation									-
Reduced royalties	-	-	-	54,390	-	-	-	-	54,390
GST policy decisions	-	-	-	-30,765	-27,400	-	-	-	-58,165
Snowy Hydro Ltd tax compensation	5,417	2,736	-	-	-	-	-	-	8,153
ACT municipal services	-	-		-	-	-	35,631	-	35,631
Total other general revenue assistance	123,341	2,736	-	866,263	9,311	31,847	35,631	93,096	1,162,225
Total	11,967,747	9,317,543	7,972,497	4,459,831	3,795,791	1,626,649	870,948	2,340,610	42,351,616

Part 3: Australia’s Federal Relations

Table 42: Other financial flows — estimated advances, repayment of advances and interest payments, 2008-09
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Advances
Contingent liabilities
Natural disaster relief	-	128	-	-	-	-	-	-	128
Repayments
Housing
Housing for servicemen	-1,046	-	-633	-195	-29	-	-30,851	-	-32,754
CSHA loans	-34,125	-	-9,122	-8,801	-11,885	-4,494	-	-609	-69,036
Other housing	-	-	-	-	-	-	-	-2,009	-2,009
Infrastructure
Sewerage	-3,793	-	-884	-	-	-	-	-460	-5,137
War service land settlement scheme	-534	-569	-	-	-	-	-	-	-1,103
Railway projects	-93	-93	-	-384	-	-	-	-	-570
Environment
Northern Territory - water and sewerage assistance	-	-	-	-	-	-	-	-136	-136
Other purposes
Australian Capital Territory debt repayments	-	-	-	-	-	-	4,647	-	4,647
Loan Council - housing nominations	-6,589	-	-2,424	-4,203	-3,945	-1,767	-	-2,193	-21,121
Payments to debt sinking funds	-111	-17	-	-	-26	-	-	-	-154
Contingent liabilities
Natural disaster relief	-1,411	-	-7,475	-	-	-	-	-24	-8,910
Interest
Housing
Housing for servicemen	-2,282	-	-1,292	-261	-97	-	-13,300	-	-17,232
CSHA loans	-37,614	-43	-10,444	-9,977	-16,172	-5,126	-	-1,375	-80,751
Other housing	-	-	-	-	-	-	-	-4,109	-4,109
Infrastructure
Sewerage	-3,950	-	-1,115	-	-849	-	-	-	-5,914
War service land settlement scheme	-58	-60	-	-	-	-	-	-	-118
Railway projects	-14	-14	-	-203	-	-	-	-	-231
Environment
Northern Territory - water and sewerage assistance	-	-	-	-	-	-	-	-617	-617

Part 3: Australia’s Federal Relations
Table 42: Other financial flows — estimated advances, repayment of advances and interest payments, 2008-09 (continued)
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
Other purposes
Australian Capital Territory debt repayments	-	-	-	-	-	-	-3,137	-	-3,137
Loan Council – housing nominations	-20,123	-	-7,242	-12,387	-12,175	-5,340	-	-7,009	-64,276
Contingent liabilities
Natural disaster relief	-292	-	-3,305	-	-	-	-	-9	-3,606
Net financial flow	-112,035	-668	-43,936	-36,411	-45,178	-16,727	-42,641	-18,550	-316,146

Part 3: Australia’s Federal Relations

Table 43: Total payments to the States and Territories by GFS function, 2008-09
$'000	NSW	VIC	QLD	WA	SA	TAS	ACT	NT	Total
General public services	33,005	25,262	20,816	10,332	7,742	2,654	2,014	1,211	103,036
Public order and safety	54,211	35,954	41,288	35,964	19,021	5,920	4,175	15,540	212,073
Education	4,145,732	3,161,597	2,539,941	1,322,615	1,021,185	315,588	230,530	196,846	12,934,034
Health	4,306,605	3,173,892	2,570,863	1,299,534	1,088,782	320,876	178,197	184,518	13,123,267
Social security and welfare	809,901	583,792	611,545	279,150	245,486	73,366	32,482	189,043	2,824,765
Housing and community amenities	943,837	675,644	601,226	324,038	224,265	72,046	58,640	57,983	2,957,679
Recreation and culture	10,300	-	-	-	-	2,500	-	-	12,800
Fuel and energy	18,593	7,535	10,862	10,139	3,863	1,253	-	7,723	59,968
Agriculture, forestry and fishing	273,426	128,939	109,305	14,704	119,390	11,973	23	574	658,333
Mining, manufacturing and construction	-	-	-	-	-	300	-	-	300
Transport and communication	1,990,745	755,506	1,861,909	484,475	368,956	101,103	14,235	86,002	5,662,931
Other purposes(a)	12,856,851	10,267,126	8,522,248	4,791,670	3,996,460	1,718,685	912,510	2,391,593	45,457,143
Total payments to the States	25,443,206	18,815,247	16,890,003	8,572,621	7,095,150	2,626,264	1,432,806	3,131,032	84,006,329
less payments 'through' the States	1,918,354	1,562,321	1,202,169	630,892	494,796	138,247	115,649	79,176	6,141,604
less financial assistance grants for local government	741,771	552,490	461,061	274,769	161,873	76,301	49,389	33,643	2,351,297
less payments direct to local government	317,106	239,065	224,112	134,605	83,268	35,316	2,000	23,417	1,058,889
equals total payments to the States for own-purpose expenses	22,465,975	16,461,371	15,002,661	7,532,355	6,355,213	2,376,400	1,265,768	2,994,796	74,454,539
(a)	Payments for ‘Other purposes’ includes general revenue assistance to the States and local governments.

Appendix A: Expenses by Function and
Sub-function

Table A1 sets out Australian Government general government sector expenses by function and sub-function for 2008-09.

Appendix A: Expenses by Function and Sub-function

Table A1: Australian Government general government sector expenses by function and sub-function
	2007-08	2008-09	2008-09
	Outcome	Estimate at	Outcome
		2009-10
		Budget
	$m	$m	$m
General public services
Legislative and executive affairs	961	819	728
Financial and fiscal affairs	6,102	5,946	6,331
Foreign affairs and economic aid	3,881	4,972	4,763
General research	2,146	2,722	2,237
General services	925	761	995
Government superannuation benefits	2,600	2,689	2,142
Total general public services	16,615	17,910	17,197
Defence	17,670	18,745	19,190
Public order and safety
Courts and legal services	950	1,012	981
Other public order and safety	2,556	2,675	2,578
Total public order and safety	3,506	3,687	3,558

Education
Higher education	6,850	6,747	7,013
Vocational and other education	1,554	1,829	1,881
Schools	9,163	10,677	11,416
Non-government schools(a)	6,085	6,336	7,210
Government schools	3,078	4,342	4,206
Student assistance(b)	472	562	1,532
General administration	5	94	38
School education - specific funding(a)	389	1,592	721
Total education	18,433	21,502	22,601
Health
Medical services and benefits	19,089	20,629	20,767
Hospital services	1,791	2,947	3,023
Health care agreements	9,968	10,563	10,505
Pharmaceutical services and benefits	8,593	9,332	9,210
Aboriginal and Torres Strait Islander health	500	517	523
Health services	2,876	3,947	3,720
General administration	764	1,331	1,291
Health assistance to the aged	816	107	107
Total health	44,397	49,373	49,146

Social security and welfare
Assistance to the aged	35,454	40,314	40,367
Assistance to veterans and dependants	6,395	6,891	6,902
Assistance to people with disabilities	14,368	17,286	17,229
Assistance to families with children(b)	28,528	38,770	38,381

Appendix A: Expenses by Function and Sub-function

Table A1: Australian Government general government sector expenses by function and sub-function (continued)
	2007-08	2008-09	2008-09
	Outcome	Estimate at	Outcome
		2009-10
		Budget
	$m	$m	$m
Social security and welfare
(continued)
Assistance to the unemployed and
the sick	4,371	5,168	5,098
Common youth allowance	2,026	2,359	2,504
Other welfare programs	2,464	9,163	9,235
Aboriginal advancement nec	1,418	2,183	1,703
General administration	2,818	2,781	3,163
Total social security and welfare	97,842	124,915	124,581
Housing and community amenities
Housing	1,646	3,216	3,430
Urban and regional development	164	166	139
Environment protection	1,100	1,029	1,511
Total housing and community
amenities	2,910	4,410	5,080
Recreation and culture
Broadcasting	1,320	1,372	1,495
Arts and cultural heritage	1,267	1,055	1,092
Sport and recreation	450	359	339
National estate and parks	171	211	180
Total recreation and culture	3,207	2,997	3,107
Fuel and energy	5,361	6,280	5,806
Agriculture, forestry and fishing
Wool industry	57	48	46
Grains industry	110	120	118
Dairy industry	69	50	55
Cattle, sheep and pig industry	165	169	164
Fishing, horticulture and other agriculture	353	269	256
General assistance not allocated to
specific industries	456	98	102
Rural assistance	1,343	1,164	1,006
Natural resources development	766	785	388
General administration	516	565	587
Total agriculture, forestry and fishing	3,834	3,267	2,723
Mining, manufacturing and construction	1,410	1,921	1,911
Transport and communication
Communication	534	519	509
Rail transport	186	498	254
Air transport	141	174	167
Road transport	2,853	5,286	5,490
Sea transport	239	282	289
Other transport and communication	177	230	232
Total transport and communication	4,129	6,989	6,941

Appendix A: Expenses by Function and Sub-function

Table A1: Australian Government general government sector expenses by function and sub-function (continued)
	2007-08	2008-09	2008-09
	Outcome	Estimate at	Outcome
		2009-10
		Budget
	$m	$m	$m
Other economic affairs
Tourism and area promotion	207	195	192
Total labour and employment affairs	4,506	5,463	5,040
Vocational and industry training	999	1,343	1,359
Labour market assistance to job seekers
and industry	1,896	2,129	1,859
Industrial relations	508	689	546
Immigration	1,102	1,302	1,276
Other economic affairs nec	1,213	1,380	1,275
Total other economic affairs	5,926	7,037	6,507
Other purposes
Public debt interest	3,544	3,938	3,946
Interest on Australian Government's behalf	3,544	3,938	3,946
Nominal superannuation interest	6,011	6,432	6,715
General purpose inter-government
transactions	45,277	45,433	45,248
General revenue assistance –
States and Territories	42,627	42,382	41,682
Local government assistance	1,798	2,384	2,854
Assistance to other governments	852	667	713
Natural disaster relief	28	398	312
Contingency reserve(c)	8	-793	0
Total other purposes	54,868	55,408	56,222
Total expenses	280,109	324,443	324,569
(a)	Since the 2009-10 Budget, some expenses relating to non-government schools have been reclassified from the School Education - Specific Funding sub-function to the Non-Government Schools sub-function.
(b)	Since the 2009-10 Budget, the Education Tax Refund has been reclassified from the Assistance to Families with Children sub-function to the Student Assistance sub-function.
(c)	Asset sale related expenses are treated as a component of the Contingency Reserve.

Appendix B: Historical Fiscal Data

This appendix provides historical data for the Australian Government fiscal aggregates across the general government, public non-financial corporations and non-financial public sectors.

Data sources

Data are sourced from Australian Government Final Budget Outcomes, the Australian Bureau of Statistics (ABS), and Australian Government Consolidated Financial Statements.

•
Accrual data from 1996-97 onwards and cash data, net debt data, net financial worth data and net worth data from 1999-2000 onwards are sourced from Australian Government Final Budget Outcomes. Back-casting adjustments for accounting classification changes and other revisions have been made from 1998-1999 onwards where applicable.

•
Cash data prior to 1999-2000 are sourced from ABS data, which have been calculated using a methodology consistent with that used for data for later years in ABS cat. no. 5512.0 Government Finance Statistics.

•
Net debt data prior to 1999-2000 are from ABS cat. no. 5512.0 Government Finance Statistics 2003-04 in 1998-99, ABS cat. no. 5501.0 Government Financial Estimates 1999-2000 and ABS cat. no. 5513.0 Public Sector Financial Assets and Liabilities 1998 in 1987-88 to 1997-98, and Treasury estimates (see Treasury’s Economic Roundup, Spring 1996, pages 97-103) prior to 1987-88.

Comparability of data across years

The data set contains a number of structural breaks owing to accounting classification differences and changes to the structure of the budget which cannot be eliminated through back-casting because of data limitations. These breaks can affect the comparability of data across years, especially when the analysis is taken over a large number of years. Specific factors causing structural breaks include:

•
from 2005-06 onwards, underlying Government Finance Statistics (GFS) data are provided by agencies in accordance with Australian Equivalents to International Financial Reporting Standards (AEIFRS). Prior to 2005-06, underlying GFS data are based on data provided by agencies in accordance with Australian Accounting Standards (AAS);

Appendix B: Historical Fiscal Data

•
most recent accounting classification changes that require revisions to the historical series have been back-cast (where applicable) to 1998-1999, ensuring that data is consistent across the accrual period from 1998-1999 onwards. However due to data limitations these changes have not been back-cast to earlier years;

•
prior to 1999-2000, Australian Government general government sector debt instruments are valued at historical cost, whereas from 1999-2000 onwards they are valued at market prices (consistent with accrual GFS standards). This affects net debt and net interest payments;

•
cash data up to and including 1997-98 are calculated under a cash accounting framework, while cash data from 1998-99 onwards is derived from an accrual accounting framework.1 Although the major methodological differences associated with the move to the accrual framework have been eliminated through back-casting, comparisons across the break may still be affected by changes to some data sources and collection methodologies;

•
adjustments in the coverage of agencies included in the accounts of the different sectors. These include the reclassification of Central Banking Authorities from the general government to the public financial corporations sector in 1998-99, and subsequent back-casting to account for this change;

•
changes in arrangements for transfer payments, where tax concessions or rebates are replaced by payments through the social security system. This has the effect of increasing both cash receipts and payments, as compared with earlier periods, but not changing cash balances. Changes in the opposite direction (tax expenditures replacing payments) reduce both cash payments and receipts; and

•	classification differences in the data relating to the period prior to 1976-77 (which means that earlier data may not be entirely consistent with data for 1976-77 onwards).

Revisions to previously published data

Under the accrual GFS framework and generally under AAS, flows are recorded in the period in which they occurred. As a result, prior period outcomes may be revised for classification changes relating to information that could reasonably have been expected to be known in the past, is material in at least one of the affected periods, and can be reliably assigned to the relevant period(s).

______________________

1
Prior to the 2008-09 Budget, cash data calculated under the cash accounting framework was used up to and including 1998-99. In the 2008-09 Budget, cash data for 1998-99 had been replaced by ABS data derived from the accrual framework.

Appendix B: Historical Fiscal Data

Revisions at the 2009-10 Budget

The 2009-10 Budget included a number of changes to the measurement of historical series data. These changes improve the accuracy and comparability of the data through time, increasing its relevance to users. Further information is provided in Statement 10 of Budget Paper No. 1, Budget Strategy and Outlook 2009-10.

Appendix B: Historical Fiscal Data

Table B1: Australian Government general government sector receipts, payments and underlying cash balance
	Receipts(a)		Payments(b)				Future Fund earnings	Underlying cash balance(c)

	$m	Per cent of GDP	$m	Per cent real growth (CPI)	Per cent real growth (NFGDP deflator)	Per cent of GDP	$m	$m	Per cent of GDP
1970-71	8,290	21.0	7,389	na	na	18.7	-	901	2.3
1971-72	9,135	20.9	8,249	4.1	4.4	18.9	-	886	2.0
1972-73	9,735	19.9	9,388	7.7	7.0	19.2	-	348	0.7
1973-74	12,228	20.7	11,078	4.2	3.3	18.7	-	1,150	1.9
1974-75	15,643	22.4	15,463	19.9	14.5	22.2	-	181	0.3
1975-76	18,727	22.9	20,225	15.7	13.5	24.8	-	-1,499	-1.8
1976-77	21,890	23.3	23,157	0.6	2.0	24.6	-	-1,266	-1.3
1977-78	24,019	23.4	26,057	2.7	3.4	25.3	-	-2,037	-2.0
1978-79	26,129	22.5	28,272	0.3	2.6	24.3	-	-2,142	-1.8
1979-80	30,321	23.0	31,642	1.5	2.2	24.0	-	-1,322	-1.0
1980-81	35,993	24.1	36,176	4.6	3.4	24.2	-	-184	-0.1
1981-82	41,499	24.1	41,151	2.9	0.7	23.9	-	348	0.2
1982-83	45,463	24.5	48,810	6.3	6.5	26.3	-	-3,348	-1.8
1983-84	49,981	23.9	56,990	9.4	9.4	27.2	-	-7,008	-3.3
1984-85	58,817	25.4	64,853	9.1	8.1	28.1	-	-6,037	-2.6
1985-86	66,206	26.0	71,328	1.5	3.5	28.0	-	-5,122	-2.0
1986-87	74,724	26.7	77,158	-1.1	1.1	27.6	-	-2,434	-0.9
1987-88	83,491	26.2	82,039	-0.9	-1.3	25.7	-	1,452	0.5
1988-89	90,748	25.1	85,326	-3.1	-4.6	23.6	-	5,421	1.5
1989-90	98,625	24.8	92,684	0.6	2.3	23.3	-	5,942	1.5
1990-91	100,227	24.5	100,665	3.1	3.4	24.6	-	-438	-0.1
1991-92	95,840	23.0	108,472	5.7	5.6	26.0	-	-12,631	-3.0
1992-93	97,633	22.3	115,751	5.6	5.4	26.4	-	-18,118	-4.1
1993-94	103,824	22.6	122,009	3.5	4.6	26.5	-	-18,185	-4.0
1994-95	113,458	23.3	127,619	1.4	3.4	26.2	-	-14,160	-2.9
1995-96	124,429	24.0	135,538	1.9	3.6	26.2	-	-11,109	-2.1
1996-97	133,592	24.5	139,689	1.7	1.4	25.6	-	-6,099	-1.1
1997-98	140,736	24.4	140,587	0.6	-0.6	24.3	-	149	0.0
1998-99	152,063	25.0	148,175	4.1	5.2	24.4	-	3,889	0.6
1999-00	166,199	25.8	153,192	1.0	1.3	23.7	-	13,007	2.0
2000-01	182,996	26.5	177,123	9.1	10.6	25.7	-	5,872	0.9
2001-02	187,588	25.5	188,655	3.5	4.1	25.6	-	-1,067	-0.1
2002-03	204,613	26.2	197,243	1.4	1.6	25.2	-	7,370	0.9
2003-04	217,775	25.9	209,785	3.9	2.3	24.9	-	7,990	0.9
2004-05	235,984	26.3	222,407	3.5	1.9	24.8	-	13,577	1.5
2005-06	255,943	26.5	240,136	4.6	3.0	24.8	51	15,756	1.6
2006-07	272,637	26.1	253,321	2.5	0.9	24.2	2,135	17,182	1.6
2007-08	294,917	26.0	271,843	3.8	2.9	24.0	3,370	19,704	1.7
2008-09	292,600	24.3	316,046	12.8	10.3	26.3	3,633	-27,079	-2.3
(a)	Receipts are equal to receipts from operating activities and sales of non-financial assets.
(b)	Payments are equal to payments for operating activities, purchases of non-financial assets and net acquisition of assets under finance leases.
(c)
Underlying cash balance is equal to receipts less payments less Future Fund earnings. For the purposes of consistent comparison with years prior to 2005-06, Future Fund earnings should be added back to the underlying cash balance.

Appendix B: Historical Fiscal Data

Table B2: Australian Government general government sector taxation receipts, non-taxation receipts and total receipts
	Taxation receipts		Non-taxation receipts		Total receipts(a)
		Per cent		Per cent		Per cent
	$m	of GDP	$m	of GDP	$m	of GDP
1970-71	7,193	18.2	1,097	2.8	8,290	21.0
1971-72	7,895	18.1	1,240	2.8	9,135	20.9
1972-73	8,411	17.2	1,324	2.7	9,735	19.9
1973-74	10,832	18.3	1,396	2.4	12,228	20.7
1974-75	14,141	20.3	1,502	2.2	15,643	22.4
1975-76	16,920	20.7	1,807	2.2	18,727	22.9
1976-77	19,714	20.9	2,176	2.3	21,890	23.3
1977-78	21,428	20.8	2,591	2.5	24,019	23.4
1978-79	23,409	20.1	2,720	2.3	26,129	22.5
1979-80	27,473	20.8	2,848	2.2	30,321	23.0
1980-81	32,641	21.8	3,352	2.2	35,993	24.1
1981-82	37,880	22.0	3,619	2.1	41,499	24.1
1982-83	41,025	22.1	4,438	2.4	45,463	24.5
1983-84	44,849	21.4	5,132	2.5	49,981	23.9
1984-85	52,970	22.9	5,847	2.5	58,817	25.4
1985-86	58,841	23.1	7,365	2.9	66,206	26.0
1986-87	66,467	23.8	8,257	3.0	74,724	26.7
1987-88	75,076	23.5	8,415	2.6	83,491	26.2
1988-89	83,452	23.1	7,296	2.0	90,748	25.1
1989-90	90,773	22.9	7,852	2.0	98,625	24.8
1990-91	92,739	22.7	7,488	1.8	100,227	24.5
1991-92	87,364	21.0	8,476	2.0	95,840	23.0
1992-93	88,760	20.3	8,873	2.0	97,633	22.3
1993-94	93,362	20.3	10,462	2.3	103,824	22.6
1994-95	104,921	21.6	8,537	1.8	113,458	23.3
1995-96	115,700	22.3	8,729	1.7	124,429	24.0
1996-97	124,559	22.8	9,033	1.7	133,592	24.5
1997-98	130,984	22.7	9,752	1.7	140,736	24.4
1998-99	138,420	22.8	13,643	2.2	152,063	25.0
1999-00	151,313	23.5	14,887	2.3	166,199	25.8
2000-01	170,354	24.7	12,641	1.8	182,996	26.5
2001-02	175,108	23.8	12,481	1.7	187,588	25.5
2002-03	192,131	24.6	12,482	1.6	204,613	26.2
2003-04	206,091	24.5	11,683	1.4	217,775	25.9
2004-05	223,314	24.9	12,669	1.4	235,984	26.3
2005-06	241,215	24.9	14,728	1.5	255,943	26.5
2006-07	257,392	24.6	15,245	1.5	272,637	26.1
2007-08	278,376	24.6	16,540	1.5	294,917	26.0
2008-09	272,627	22.7	19,973	1.7	292,600	24.3
(a)	Receipts are equal to receipts from operating activities and sales of non-financial assets.

Appendix B: Historical Fiscal Data

Table B3: Australian Government general government sector net debt and net interest payments
	Net debt(a)		Net interest payments(b)
		Per cent		Per cent
	$m	of GDP	$m	of GDP
1970-71	344	0.9	-189	-0.5
1971-72	-496	-1.1	-245	-0.6
1972-73	-790	-1.6	-252	-0.5
1973-74	-1,851	-3.1	-286	-0.5
1974-75	-1,901	-2.7	-242	-0.3
1975-76	-341	-0.4	-330	-0.4
1976-77	898	1.0	-62	-0.1
1977-78	2,896	2.8	4	0.0
1978-79	4,983	4.3	254	0.2
1979-80	6,244	4.7	440	0.3
1980-81	6,356	4.3	620	0.4
1981-82	5,919	3.4	680	0.4
1982-83	9,151	4.9	896	0.5
1983-84	16,015	7.7	1,621	0.8
1984-85	21,896	9.5	2,813	1.2
1985-86	26,889	10.5	3,952	1.5
1986-87	29,136	10.4	4,762	1.7
1987-88	27,344	8.6	4,503	1.4
1988-89	21,981	6.1	4,475	1.2
1989-90	16,123	4.1	4,549	1.1
1990-91	16,915	4.1	3,636	0.9
1991-92	31,041	7.4	3,810	0.9
1992-93	55,218	12.6	3,986	0.9
1993-94	70,223	15.3	5,628	1.2
1994-95	83,492	17.2	7,292	1.5
1995-96	95,831	18.5	8,861	1.7
1996-97	96,281	17.6	9,489	1.7
1997-98	82,935	14.4	8,279	1.4
1998-99	72,065	11.9	8,649	1.4
1999-00	54,639	8.5	7,514	1.2
2000-01	43,533	6.3	6,195	0.9
2001-02	38,798	5.3	5,352	0.7
2002-03	29,757	3.8	3,758	0.5
2003-04	23,166	2.8	3,040	0.4
2004-05	11,660	1.3	2,502	0.3
2005-06	-3,743	-0.4	2,303	0.2
2006-07	-29,150	-2.8	228	0.0
2007-08	-44,820	-4.0	-1,015	-0.1
2008-09	-16,148	-1.3	-1,196	-0.1
(a)
Net debt is equal to the sum of deposits held, advances received, government securities, loans and other borrowing, minus the sum of cash and deposits, advances paid and investments, loans and placements.

(b)	Net interest payments are equal to the difference between interest paid and interest receipts.

Appendix B: Historical Fiscal Data

Table B4: Australian Government general government sector revenue, expenses, net capital investment and fiscal balance
	Revenue		Expenses		Net capital investment		Fiscal balance(a)
	$m	Per cent of GDP	$m	Per cent of GDP	$m	Per cent of GDP	$m	Per cent of GDP
1996-97	141,688	26.0	145,809	26.7	90	0.0	-4,211	-0.8
1997-98	146,820	25.4	148,646	25.7	147	0.0	-1,973	-0.3
1998-99	152,106	25.0	146,777	24.2	1,433	0.2	3,896	0.6
1999-00	167,304	25.9	155,452	24.1	-69	0.0	11,922	1.8
2000-01	186,110	27.0	180,028	26.1	8	0.0	6,074	0.9
2001-02	190,488	25.9	192,959	26.2	382	0.1	-2,854	-0.4
2002-03	206,923	26.5	201,298	25.8	287	0.0	5,338	0.7
2003-04	222,168	26.4	215,377	25.6	660	0.1	6,131	0.7
2004-05	242,507	27.0	229,243	25.5	1,034	0.1	12,230	1.4
2005-06	261,238	27.0	242,177	25.0	2,498	0.3	16,563	1.7
2006-07	278,411	26.6	259,161	24.8	2,333	0.2	16,917	1.6
2007-08	303,729	26.8	280,109	24.7	2,593	0.2	21,027	1.9
2008-09	298,933	24.9	324,569	27.0	4,064	0.3	-29,700	-2.5
(a)	Fiscal balance is equal to revenue less expenses less net capital investment.

Appendix B: Historical Fiscal Data

Table B5: Australian Government general government sector net worth and net financial worth
	Net worth(a)		Net financial worth(b)
	$m	Per cent of GDP	$m	Per cent of GDP
1999-00	-6,824	-1.1	-67,956	-10.5
2000-01	-6,330	-0.9	-72,808	-10.6
2001-02	-11,285	-1.5	-78,642	-10.7
2002-03	-15,000	-1.9	-84,314	-10.8
2003-04	-839	-0.1	-73,845	-8.8
2004-05	14,873	1.7	-59,941	-6.7
2005-06	18,283	1.9	-63,129	-6.5
2006-07	46,659	4.5	-39,668	-3.8
2007-08	71,165	6.3	-17,765	-1.6
2008-09	19,721	1.6	-73,800	-6.1
(a)	Net worth is equal to assets less liabilities.
(b)	Net financial worth is equal to financial assets less liabilities.

Table B6: Australian Government general government sector taxation revenue, non-taxation revenue and total revenue
	Taxation revenue		Non-taxation revenue		Total revenue
	$m	Per cent of GDP	$m	Per cent of GDP	$m	Per cent of GDP
1999-00	153,408	23.8	13,896	2.2	167,304	25.9
2000-01	175,881	25.5	10,228	1.5	186,110	27.0
2001-02	178,210	24.2	12,278	1.7	190,488	25.9
2002-03	195,203	25.0	11,720	1.5	206,923	26.5
2003-04	209,959	25.0	12,209	1.5	222,168	26.4
2004-05	229,943	25.6	12,564	1.4	242,507	27.0
2005-06	245,716	25.4	15,522	1.6	261,238	27.0
2006-07	262,511	25.1	15,900	1.5	278,411	26.6
2007-08	286,229	25.3	17,500	1.5	303,729	26.8
2008-09	278,653	23.2	20,280	1.7	298,933	24.9

Appendix B: Historical Fiscal Data

Table B7: Australian Government cash receipts, payments and cash surplus by institutional sector
	General government			Public non-financial corporations			Non-financial public sector
	Receipts(a)	Payments (b)	Underlying cash balance(c)	Receipts(a)	Payments ( b)	Cash surplus(c)	Receipts(a)	Payments(b)	Underlying cash balance(c)

1988-89	90,748	85,326	5,421	4,177	6,035	257	93,923	90,312	5,678
1989-90	98,625	92,684	5,942	3,926	11,322	-5,261	101,495	102,883	681
1990-91	100,227	100,665	-438	4,804	9,351	-2,139	103,837	108,808	-2,577
1991-92	95,840	108,472	-12,631	3,899	7,713	101	97,937	114,369	-12,530
1992-93	97,633	115,751	-18,118	4,385	7,819	-196	100,512	122,042	-18,314
1993-94	103,824	122,009	-18,185	5,178	6,476	1,482	106,747	126,214	-16,703
1994-95	113,458	127,619	-14,160	5,262	7,318	1,956	116,751	132,965	-12,204
1995-96	124,429	135,538	-11,109	4,927	8,190	-527	126,593	140,963	-11,636
1996-97	133,592	139,689	-6,099	4,782	7,373	473	135,259	143,948	-5,626
1997-98	140,736	140,587	149	6,238	7,923	1,119	144,517	145,985	1,268
1998-99	152,063	148,175	3,889	na	na	-353	na	na	3,536
1999-00	166,199	153,192	13,007	na	na	-2,594	na	na	10,413
2000-01	182,996	177,123	5,872	na	na	391	na	na	6,264
2001-02	187,588	188,655	-1,067	na	na	1,210	na	na	143
2002-03	204,613	197,243	7,370	27,386	26,105	1,280	na	na	8,650
2003-04	217,775	209,785	7,990	27,718	26,142	1,575	238,236	227,099	9,564
2004-05	235,984	222,407	13,577	29,621	28,071	1,550	257,946	241,577	15,128
2005-06	255,943	240,136	15,756	30,875	31,874	-999	278,254	263,445	14,758
2006-07	272,637	253,321	17,182	16,882	18,641	-1,759	285,336	267,778	15,423
2007-08	294,917	271,843	19,704	7,758	8,232	-473	300,503	277,903	19,231
2008-09	292,600	316,046	-27,079	7,987	8,960	-973	297,421	321,841	-28,052
(a)	Receipts are equal to receipts from operating activities and sales of non-financial assets.
(b)	Payments are equal to payments for operating activities, purchases of non-financial assets and net acquisition of assets under finance leases.
(c)	These items exclude Future Fund earnings from 2005-06 onwards. Future Fund earnings are shown in Table B1.
na     Data not available.

Appendix B: Historical Fiscal Data

Table B8: Australian Government revenue, expenses and fiscal balance by institutional sector
	General government			Public non-financial corporations			Non-financial public sector
	Revenue	Expenses	Fiscal balance(a)	Revenue	Expenses	Fiscal balance(a)	Revenue	Expenses	Fiscal balance(a)
1996-97	141,688	145,809	-4,211	27,431	26,015	-331	na	na	-4,542
1997-98	146,820	148,646	-1,973	29,618	26,999	2,360	na	na	387
1998-99	152,106	146,777	3,896	27,687	26,088	-816	175,891	168,963	3,080
1999-00	167,304	155,452	11,922	25,485	23,542	1,062	188,841	173,889	12,983
2000-01	186,110	180,028	6,074	25,869	24,762	-826	207,372	200,184	5,248
2001-02	190,488	192,959	-2,854	26,638	25,341	793	212,518	213,693	-2,060
2002-03	206,923	201,298	5,338	24,339	22,916	1,975	226,135	219,129	7,314
2003-04	222,168	215,377	6,131	25,449	23,444	2,143	241,873	233,077	8,275
2004-05	242,507	229,243	12,230	26,965	25,191	1,473	263,587	248,549	13,703
2005-06	261,238	242,177	16,563	28,143	29,531	-2,442	282,597	264,923	14,121
2006-07	278,411	259,161	16,917	15,443	16,360	-1,763	290,067	271,735	15,153
2007-08	303,729	280,109	21,027	6,854	6,686	-584	309,215	285,426	20,443
2008-09	298,933	324,569	-29,700	6,998	7,576	-1,495	303,733	329,948	-31,195
(a)	Fiscal balance is equal to revenue less expenses less net capital investment. Net capital investment is not shown in this table.
na     Data not available.